Filed Pursuant to Rule 424(b)(5)
Registration No. 333-128164

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell, nor do they seek an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2008
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated September 14, 2005)
Shares
Warrants to Purchase                  Shares
CAPSTONE TURBINE CORPORATION
Common Stock

     We are offering up to            shares of our common stock and warrants to purchase up to             shares of our common stock. Purchasers will receive a warrant to purchase            share of common stock at an exercise price of $             per share for every            shares of common stock they purchase in this offering. Investors will be required to purchase            shares of common stock and a warrant to purchase            share of common stock as a unit, but no actual units will be issued or certificated. Instead, the shares of common stock and the warrants are immediately separable and will be issued separately.
     Our common stock is listed on the Nasdaq Global Market under the symbol “CPST.” On September 15, 2008, the last reported sale price of our common stock on the Nasdaq Global Market was $1.75 per share.
     We have retained Wachovia Capital Markets, LLC as our placement agent to use its reasonable efforts to solicit offers to purchase our securities in this offering. See “Plan of Distribution” in this prospectus supplement for more information regarding these arrangements.

     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Per Unit	Total
Public offering price	$	$
Placement agent’s fees	$	$
Proceeds, before expenses, to Capstone Turbine Corporation	$	$
     Each unit reflected in the foregoing table will consist of            shares of common stock and a warrant to purchase            share of common stock. In addition to the placement agent’s fees reflected in the foregoing table, we have agreed to pay financial advisory fees aggregating 1.2% of the gross proceeds of this offering (excluding any proceeds from the exercise of the warrants) to certain financial advisors as described under “Plan of Distribution” in this prospectus supplement.
          The placement agent is not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number or amount of securities. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agent’s fees and proceeds to us are not currently determinable and may be substantially less than the maximum amounts set forth above. We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about September    , 2008. Investors purchasing securities in this offering will be required to pay the purchase price directly to us, and we will hold the amounts paid by investors in a separate interest-bearing or money market account until the date on which the securities are delivered to the investors. If for any reason the closing does not occur or the placement agency agreement referred to under “Plan of Distribution” is terminated, we will return to each investor the purchase price received from such investor, together with a pro rata portion of any interest or dividends earned on the funds in such account for each day while the purchase price received from such investor was in such account.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wachovia Securities
The date of this prospectus supplement is September    , 2008.

Prospectus Supplement
Prospectus

     You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses we may provide to you in connection with this offering. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectuses we may provide to you in connection with this offering is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
     No action has been taken or will be taken by us or the placement agent that would permit a public offering of our common stock or warrants or the possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
     This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. We are providing information to you about this offering in two separate documents that are combined together. The first document is this prospectus supplement, which provides you with some specific details regarding this offering, including the public offering price, the amount of common stock and warrants to purchase common stock being offered and some of the risks of investing in our securities. The second document is the accompanying prospectus, which provides you with more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference in this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information.”

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
          This summary highlights some of the information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and does not contain all of the information that may be important to you. For a more complete understanding of our business and the securities we are offering, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein in their entirety, including the risk factors and the financial statements and related notes and the form of warrant attached as Annex A hereto. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus supplement to “Capstone,” “we,” “us,” or “our” or similar references refer to Capstone Turbine Corporation and its subsidiary, and references to our fiscal years refer to our fiscal years ending March 31.
Capstone Turbine Corporation
     We develop, manufacture, market and service microturbine technology solutions for use in stationary distributed power generation applications, including cogeneration (combined heat and power (“CHP”), integrated combined heat and power (“ICHP”) and combined cooling, heat and power (“CCHP”)), resource recovery and secure power. In addition, our microturbines can be used as generators for hybrid electric vehicle applications. Microturbines allow customers to produce power on-site in parallel with the electric grid or stand alone when no utility grid is available.
     We believe we were the first company to offer a commercially available power source using microturbine technology. Capstone offers microturbines from 30 kilowatts up to 1 megawatt in electric power output, designed for commercial, industrial and utility users. Our 30-kilowatt (“C30”) microturbine can produce enough electricity to power a small convenience store. Our 60 and 65-kilowatt (“C60 Series”) microturbine can produce enough heat to provide hot water to a typical 100-room hotel while also providing about one-third of its electrical requirements, based on our estimates. Our 200-kilowatt (“C200”) microturbine is well suited for larger hotels, office buildings and wastewater treatment plants. By packaging the C200 microturbine power modules into an International Standards Organization (ISO) sized container, Capstone has created a family of microturbine offerings from 600-kilowatts up to one megawatt in a compact footprint. Our 1000-kilowatt (“C1000 Series”) microturbines are well suited for utility substations, larger commercial and industrial facilities and remote oil and gas applications. We currently estimate that we will begin commercial shipments of our C1000 microturbine in January, 2009. Our microturbines combine patented air-bearing technology, advanced combustion technology and sophisticated power electronics to form efficient and low emission electricity and heat production systems.
Recent Developments
     On August 26, 2008, we announced that we had received two orders totaling over $1.3 million for our innovative UPSource product, which is designed to provide an uninterruptible source of electrical power for data center applications. The systems will be delivered to customers in Arlington, Virginia and Houston, Texas.
     We shipped the first C200 production unit on August 28, 2008. Originally scheduled for shipment in late September, we were able to deliver this first unit earlier than planned. The first production unit was shipped to Integrated Building Technologies S.R.L., our distributor in Italy. The system will be installed in a wastewater treatment facility in Biella, Italy, and will operate on methane gas generated from the digesters at the facility.
     We are in negotiations with potential lenders to obtain a three-year line of credit. We currently anticipate that borrowings under the line of credit would be limited to the lesser of (1) $10 million and (2) specified percentages of our accounts receivable and inventory. We also anticipate that the line of credit would be secured by all or substantially all of our assets, including accounts receivable, inventory, equipment and patents, licenses and other intellectual property, would require that we comply with certain financial and other covenants and would permit the lender to demand immediate repayment of all borrowings and seize the collateral upon the occurrence of certain events of default, and that our ability to draw on the line of credit would be subject to customary terms and conditions contained in a definitive agreement for the line of credit. There can be no assurance that a line of credit will be obtained. Moreover, if we obtain a line of credit, the terms of the definitive agreement may differ from those described above.

     Capstone was incorporated in California in 1988. On June 22, 2000, we reincorporated as a Delaware corporation. Our principal executive offices are located at 21211 Nordhoff Street, Chatsworth, California 91311. Our telephone number is (818) 734-5300. Our Internet address is www.capstoneturbine.com. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus or any document incorporated or deemed to be incorporated by reference herein.

     In this prospectus supplement, the accompanying prospectus and documents incorporated herein by reference, we refer to information, forward-looking statements and statistics regarding the distributed power generation industry, our potential markets and our market position or leadership, our position relative to our competitors, the costs, benefits and relative environmental impact and efficiencies of our products and competing technologies, markets for energy and energy costs, supply and demand, environmental matters, including climate change, green building and greenhouse gases, the co-generation market, the electrical efficiency of our products compared to other distributed power generation products and similar matters. Unless otherwise indicated, this information has been derived from reports and other data publicly available from governmental entities, market research firms, trade groups, other companies and non-governmental organizations. We have not independently verified this information and cannot give assurance as to its accuracy or completeness.

The Offering

Issuer	Capstone Turbine Corporation

Common stock offered by us	Up to shares. Investors will be required to purchase the securities offered by this prospectus supplement as units consisting of shares of common stock and a warrant to purchase share of common stock. However, no units will actually be issued or certificated and the shares of common stock and warrants are immediately separable and will be issued separately.

Warrants to purchase common stock offered by us	Warrants to purchase up to shares of common stock. Each warrant will initially entitle the holder to purchase one share of our common stock at an exercise price of $ per share. For important information concerning the terms and provisions of the warrants, see “Description of Warrants” in this prospectus supplement and the form of warrant attached hereto as Annex A. This prospectus supplement also relates to the shares of common stock issuable upon exercise of the warrants.

Common stock to be outstanding after the offering	Up to shares

Use of proceeds	We intend to use the net proceeds from this offering for product development, corporate growth and for other general corporate purposes. See “Use of Proceeds.”

Nasdaq Global Market symbol of our common stock	CPST. The warrants will not be listed on any securities exchange or quotation system.

Risk Factors	Investing in our securities involves a high degree of risk. You should consider carefully each of the risks described in this prospectus supplement under the caption “Risk Factors” and the other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to purchase our securities.
          Except as otherwise indicated herein, the information above and elsewhere in this prospectus supplement regarding outstanding shares of our common stock is based on 152,118,526 shares of common stock outstanding as of September 12, 2008, and excludes the following shares of common stock:
•	8,061,797 shares of common stock issuable upon the exercise of stock options outstanding as of September 12, 2008, with a weighted-average exercise price of $1.88 per share;

•	7,875,268 additional shares of common stock reserved for future issuance under our stock incentive plans and our employee stock purchase plans as of September 12, 2008;

•	15,303,510 shares of common stock issuable upon the exercise of warrants outstanding as of September 12, 2008, with an exercise price of $1.30 per share (subject to adjustment); and

•	shares of common stock issuable upon the exercise of the warrants issued hereunder (assuming that all of the securities offered hereby are sold).

RISK FACTORS
     Investing in our securities involves a high degree of risk. You should consider carefully each of the following risks and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to purchase our securities. Additional risks of which we may not be aware or that we currently believe are immaterial may also adversely affect our business. If any of these risks actually occurs, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our common stock and the market value of the warrants offered hereby could decline, perhaps significantly, and you could lose all or part of your investment. In assessing these risks, you should refer to the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.
Risks Related to Our Business and Industry
Our operating history is characterized by net losses. We anticipate further losses and we may never become profitable.
     Since inception, we have incurred annual operating losses. We expect this trend to continue until such time that we can sell a sufficient number of units and achieve a cost structure to become profitable. Our business is such that we have relatively few customers and limited repeat business. As a result, we may not maintain or increase net revenue. We may not have adequate cash resources to reach the point of profitability, and we may never become profitable. Even if we do achieve profitability, we may be unable to increase our sales and sustain or increase our profitability in the future.
We may be unable to fund our future operating requirements, which could force us to curtail our operations.
     We have never generated positive cash flow from operations and are therefore wholly dependent upon external sources of financing to sustain our business. Moreover, we currently do not have any credit facilities or other committed sources of financing. At June 30, 2008, we had $42.7 million, or 567 units, in backlog. We have significantly exceeded our planned backlog as of June 30, 2008. We will require substantial additional cash to produce the microturbines that were included in our backlog at June 30, 2008 as well as products needed to fill orders we receive after that date, particularly because some of the components and materials used in the manufacturing process have long lead times and therefore must be purchased far in advance of our shipment of the related products to customers. We are conducting this offering to raise a portion of the funds necessary to satisfy the resultant increase in our cash needs and expenditures. However, we expect that the funds raised from this offering and the funds that we now have on hand will not be sufficient to fund our future cash requirements, and we expect that we will need to raise additional funds, through further public or private equity or debt financings depending upon prevailing market conditions. These financings may not be available or, if available, may be on terms that are not favorable to us and could result in dilution to our stockholders and reduction of the market value of our common stock and the warrants offered hereby. If we obtain debt financing, such as the proposed line of credit described under “Prospectus Supplement Summary—Recent Developments,” we may be required to pledge accounts receivables, inventories, equipment, patents or other assets as collateral, which would be subject to seizure by our creditors if we were to default under the debt agreements, we could be required to comply with financial and other covenants that could limit our flexibility in conducting our business and put us at a disadvantage compared to our competitors, and we would be required to use our available cash to pay debt service. If adequate capital is not available to us, we would likely be required to significantly curtail or possibly even cease our operations.
If we are unable to either substantially improve our operating results or obtain additional financing after this offering, we may be unable to continue as a going concern.
     As stated in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, should we be unable to execute our plans to build sales and margins while controlling costs and obtain additional financing after this offering, we may be unable to continue as a going concern. In particular, we must generate positive cash flow from operations and net income and otherwise improve our results of operations substantially. The proceeds from the offering, together with our other available cash and any proceeds from other financings, if any, that we may be able to obtain, may not be sufficient to fund our operating expenses, capital expenditures and other cash requirements. As a result, our auditors could qualify their report on our audited financial statements by expressing doubt as to our ability to continue as a going concern. These events and circumstances could have a material adverse effect on our ability to raise additional capital and on the market value of our common stock and the warrants offered hereby. Moreover, should we experience a cash shortage that requires us to curtail or cease our operations, or should we be unable to continue as a going concern, you could lose all or part of your investments in our securities. The foregoing risks will be heightened to the extent that the actual amount of securities we sell in this offering is substantially below the maximum amount of securities we are offering as set forth on the cover page of the prospectus supplement.
A sustainable market for microturbines may never develop or may take longer to develop than we anticipate which would adversely affect our results of operations.
     Our products represent an emerging market, and we do not know whether our targeted customers will accept our technology or will purchase our products in sufficient quantities to allow our business to grow. To succeed, demand for our products must increase significantly in existing markets, and there must be strong demand for products that we introduce in the future. If a sustainable market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we have incurred to develop our products, we may have further impairment of assets, and we may be unable to meet our operational expenses. The development of a sustainable market for our systems may be hindered by many factors, including some that are out of our control. Examples include:
•	consumer reluctance to try a new product;

•	regulatory requirements;

•	the cost competitiveness of our microturbines;

•	costs associated with the installation and commissioning of our microturbines;

•	maintenance and repair costs associated with our microturbines;

•	the future costs and availability of fuels used by our microturbines;

•	economic downturns and reduction in capital spending;

•	consumer perceptions of our microturbines’ safety and quality;

•	the emergence of newer, more competitive technologies and products; and

•	decrease in domestic and international incentives.
Our operating results are dependent, in large part, upon the successful development and commercialization of our C200 product. Failure to produce this product as scheduled and budgeted would materially and adversely affect our business and financial condition.
     The first commercial C200 product was shipped on August 28, 2008 and additional units are scheduled to be shipped in late September 2008. We cannot be certain that we will deliver ordered products in a timely manner. Any reliability or quality issues that may arise with the C200 could prevent or delay scheduled deliveries. We may also encounter material unexpected costs in connection with the commercialization of the C200. Any such delays or costs could significantly impact our business, financial condition and operating results.
We may not be able to effectively manage our growth, expand our production capabilities or improve our operational, financial and management information systems, which would impair our results of operations.
     If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, management and other resources. Our ability to manage our growth will require us to expand our production capabilities, continue to improve our operational, financial and management information systems, and to motivate and effectively manage our employees. We cannot provide assurance that our systems, procedures and controls or financial resources will be adequate, or that our management will keep pace with this growth. We cannot provide assurance that our management will be able to manage this growth effectively.

Our suppliers may not supply us with a sufficient amount of components or components of adequate quality or they may provide components at significantly increased prices, and, therefore, we may not be able to produce our products.
     Some of our components are currently available only from a single source or limited sources. We may experience delays in production if we fail to identify alternative suppliers, or if any parts supply is interrupted, each of which could materially adversely affect our business and operations. In order to reduce manufacturing lead times and ensure adequate component supply, we enter into agreements with certain suppliers that allow them to procure inventories based upon criteria defined by us. If we fail to anticipate customer demand properly, an oversupply of parts could result in excess or obsolete inventories, which could adversely affect our business. Our inability to meet volume commitments with suppliers could affect the availability or pricing of our parts and components. A reduction or interruption in supply, a significant increase in price of one or more components or a decrease in demand of products could materially adversely affect our business and operations and could materially damage our customer relationships. Financial problems of suppliers on whom we rely could limit our supply of components or increase our costs. Also, we cannot guarantee that any of the parts or components that we purchase will be of adequate quality or that the prices we pay for the parts or components will not increase. Inadequate quality of products from suppliers could interrupt our ability to supply quality products to our customers in a timely manner. Additionally, defects in materials or products supplied by our suppliers that are not identified before our products are placed in service by our customers could result in higher warranty costs and damage to our reputation. We also outsource certain of our components internationally and expect to increase international outsourcing of components. As a result of outsourcing internationally, we may be subject to delays in delivery due to the timing or regulations associated with the import/export process, delays in transportation or regional instability.
Product quality expectations may not be met causing slower market acceptance or warranty cost exposure.
     In order to achieve our goal of improving the quality and lowering the total costs of ownership of our products, we may require engineering changes. Such improvement initiatives may render existing inventories obsolete or excessive. Despite our continuous quality improvement initiatives, we may not meet customer expectations. Any significant quality issues with our products could have a material adverse effect on our rate of product adoption, results of operations, financial condition and cash flow. Moreover, as we develop new configurations for our microturbines or as our customers place existing configurations in commercial use, our products may perform below expectations. Any significant performance below expectations could adversely affect our operating results, financial condition and cash flow and affect the marketability of our products.
     We sell our products with warranties. There can be no assurance that the provision for estimated product warranty will be sufficient to cover our warranty expenses in the future. We cannot ensure that our efforts to reduce our risk through warranty disclaimers will effectively limit our liability. Any significant incurrence of warranty expense in excess of estimates could have a material adverse effect on our operating results, financial condition and cash flow. Further, we have at times undertaken programs to enhance the performance of units previously sold. These enhancements have at times been provided at no cost or below our cost. If we choose to offer such programs again in the future, such actions could result in significant costs.
We operate in a highly competitive market among competitors who have significantly greater resources than we have and we may not be able to compete effectively.
     Capstone microturbines compete with several technologies, including reciprocating engines, fuel cells and solar power. Competing technologies may receive certain benefits, like governmental subsidies or promotion, or be able to offer consumer rebates or other incentives that we cannot receive or offer to the same extent. This could enhance our competitors’ abilities to fund research, penetrate markets or increase sales. We also compete with other manufacturers of microturbines.
     Our competitors include several well-known companies with histories of providing power solutions. They have substantially greater resources than we have and have established worldwide presence. Because of greater resources, some of our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, to devote greater resources to the promotion and sale of their products than we can or they may lobby for governmental regulations and policies to create competitive advantage vis-à-vis our products. We believe that developing and maintaining a competitive advantage will require continued investment by us in product development and quality, as well as attention to product performance, our product prices, our conformance to industry standards, manufacturing capability and sales and marketing. In addition, current and potential competitors have established or may in the future establish collaborative relationships among themselves or with third parties, including third parties with whom we have business relationships. Accordingly, new competitors or alliances may emerge and rapidly acquire significant market share.
     Overall, the market for our products is highly competitive and is changing rapidly. We believe that the primary competitive factors affecting the market for our products, including some that are outside of our control, include:
•	name recognition, historical performance and market power of our competitors;

•	product quality and performance;

•	operating efficiency;

•	product price;

•	availability, price and compatibility of fuel;

•	development of new products and features; and

•	emissions levels.
     There is no assurance that we will be able to successfully compete against either current or potential competitors or that competition will not have a material adverse effect on our business, operating results, financial condition and cash flow.
If we do not effectively implement our sales, marketing and service plans, our sales will not grow and our results of operations will suffer.
     Our sales and marketing efforts may not achieve intended results and therefore may not generate the net revenue we anticipate. As a result of our corporate strategies, we have decided to focus our resources on selected vertical markets, such as cogeneration (CHP, ICHP and CCHP), resource recovery and secure power. We may change our focus to other markets or applications in the future. There can be no assurance that our focus or our near term plans will be successful. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.
     We have begun offering direct sales and service in selected markets. We do not have extensive experience in providing direct sales and service and may not be successful in executing this strategy. In addition, we may lose existing distributors or service providers or we may have more difficulty attracting new distributors and service providers as a result of this strategy. Further we may incur new types of obligations, such as extended service obligations, that could result in costs that exceed the related revenue. We may encounter new transaction types through providing direct sales and service and these transactions may require changes to our historic business practices. For example, an arrangement with a third party leasing company may require us to provide a residual value guarantee, which is not consistent with our past operating practice.
     Also, as we expand in international markets, customers may have difficulty or be unable to integrate our products into their existing systems or may have difficulty complying with foreign regulatory and commercial requirements. As a result, our products may require redesign. Any redesign of the product may delay sales or cause quality issues. In addition, we may be subject to a variety of other risks associated with international business, including import/export restrictions, fluctuations in currency exchange rates and global economic or political instability. In that regard, BPC Energy Systems (“BPC”), which accounted for approximately 46% of our net accounts receivable as of June 30, 2008 and approximately 32% of our revenue for the three months ended June 30, 2008, is a privately owned company located in Russia, and we are, therefore, particularly susceptible to risks associated with doing business in that country.

We cannot be certain of the future effectiveness of our internal controls over financial reporting or the impact thereof on our operations or the market price of our common stock or warrants.
     Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to include in our Annual Reports on Form 10-K our assessment of the effectiveness of our internal controls over financial reporting. In the third quarter of fiscal year 2008, a material weakness was detected which related to a deficiency in the design of controls surrounding our analysis of offsets to research and development expense. This deficiency in controls resulted in our recording adjustments to increase research and development expense by a material amount in the quarter ended December 31, 2007. During the fiscal quarter ended March 31, 2008, we enhanced the design of the control relating to the monthly review procedure of the analysis. Although we believe that we currently have adequate internal controls procedures in place, we cannot be certain that our internal controls over financial reporting will remain effective or that future material changes to our internal controls will be effective. If we cannot adequately maintain the effectiveness of our internal controls over financial reporting, we might be subject to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission. Any such action could adversely affect our financial results and the market price of our common stock or warrants.
Approval of the New York City Department of Buildings’ Materials Equipment Acceptance (“MEA”) application for listing our product on the MEA Index may not result in an increase in sales.
     Our sales efforts may not achieve our intended targets with regards to the New York City market and, therefore, may not generate the net revenue we anticipate. As a result of our corporate strategies, we decided to focus resources on the New York City market to support the sales that may result from the approval of the New York City Department of Buildings’ MEA application for listing our product on the MEA Index. Though we received our MEA approval from the New York City Department of Buildings MEA Division and the New York Fire Department on May 24, 2006, certain applications of our products will require further approval and there can be no assurance that our focus on, or our near-term plans for, the New York City market will be successful.
Approval of Capstone-branded products for listing on the General Service Administration (“GSA”) Schedule does not ensure that we will supply products to the federal government and may not result in an increase in sales.
     We have publicly announced that our products have been approved by the GSA. This approval was obtained by one of our distributors. The GSA approval provides the opportunity for federal end-user customers to negotiate and acquire products and services from commercial suppliers. There is no assurance that we will achieve our intended targets with regards to the sale of our products to the federal government, and, therefore, we may not generate the net revenue we anticipate.
We may not be able to retain or develop relationships with original equipment manufacturers (“OEMs”) or distributors in our targeted markets, in which case our sales would not increase as expected.
     In order to serve certain of our targeted markets, we believe that we must ally ourselves with companies that have particular expertise or better access to those markets. We believe that retaining or developing relationships with strong OEMs (which to date have typically resold our products under their own brands or packaged our products with other products as part of an integrated unit) or distributors in these targeted markets can improve the rate of adoption as well as reduce the direct financial burden of introducing a new technology and creating a new market. Because of OEMs’ and distributors’ relationships in their respective markets, the loss of an OEM or distributor could adversely impact the ability to penetrate our target markets. We offer our OEMs and distributors stated discounts from list price for the products they purchase. In the future, to attract and retain OEMs and distributors we may provide volume price discounts or otherwise incur significant costs that may reduce the potential revenues from these relationships. We may not be able to retain or develop appropriate OEMs and distributors on a timely basis, and we cannot provide assurance that the OEMs and distributors will focus adequate resources on selling our products or will be successful in selling them. In addition, some of the relationships may require that we grant exclusive distribution rights in defined territories. These exclusive distribution arrangements could result in our being unable to enter into other arrangements at a time when the OEM or distributor with whom we form a relationship is not successful in selling our products or has reduced its commitment to market our products. We cannot provide assurance that we will be able to negotiate collaborative relationships on favorable terms or at all.

Our inability to have appropriate distribution in our target markets may adversely affect our financial condition, results of operations and cash flow.
A significant customer may not achieve its forecasted sales growth or we may fail to complete the development and commercialization of the C200, in which case the significant customer would receive a non-exclusive, perpetual, world-wide license to the C200 or we may incur additional expense related to service contracts we acquired from this customer, thereby adversely affecting our revenue levels and cash flow.
     Sales to UTC Power Corporation (“UTCP”), an affiliate of United Technologies Corporation, accounted for approximately 3%, 13% and 12% of our net revenue for the quarter ended June 30, 2008 and the fiscal years ended March 31, 2008 and 2007, respectively. Our OEM agreement with UTCP permits UTCP to package the Capstone microturbine products with chillers and heat exchange equipment manufactured by UTCP and to sell and service the integrated CCHP units. UTCP’s performance as it relates to engineering, installation and provision of after-market service could have a significant impact on our reputation and products. Our near-term sales and cash flow could be adversely affected if UTCP does not achieve its forecasted sales growth. In September 2007, we entered into the Development and License Agreement with UTCP (the “Development Agreement”). The Development Agreement engages UTCP to fund and support our continued development and commercialization of our 200 kilowatt microturbine product, the C200. Pursuant to the terms of the Development Agreement, UTCP will contribute $12.0 million in cash and approximately $800,000 of in-kind services toward our efforts to develop the C200. In return, we will pay to UTCP an ongoing royalty of 10% of the sales price of the C200 sold to customers other than UTCP until the aggregate of UTCP’s cash and in-kind services investment has been recovered and, thereafter, the royalty will be reduced to 5% of the sales price. As of June 30, 2008, we have received approximately $9.0 million of payments from UTCP under the Development Agreement. If we fail to complete the development and commercialization of the C200, UTCP will receive a non-exclusive, perpetual, world-wide license to the C200 and we would receive royalty payments of 3% per unit of the burdened manufacturing cost for C200s sold by UTCP. Our sales and cash flow could be adversely affected if we fail to complete the development and commercialization of the C200. In addition, we entered into a service agreement with UTCP to act as a sub-contractor for UTCP in providing equipment maintenance for Capstone microturbines to certain UTCP customers. If we have to perform more warranty repairs than expected pursuant to this service agreement, our near-term and long-term cash flow and results of operations would suffer.
Loss of a significant customer could have a material adverse effect on our results of operations.
     BPC and UTCP accounted for approximately 32% and 3% of our revenue, respectively, for the three months ended June 30, 2008; 46% and 5% of our net accounts receivable, respectively, as of June 30, 2008; 18% and 13% of our revenue, respectively, for the fiscal year ended March 31, 2008; and 33% and 4% of our net accounts receivable, respectively, as of March 31, 2008. Loss of these or any other significant customers could adversely affect our results of operations.
We may not be able to develop sufficiently trained applications engineering, installation and service support to serve our targeted markets.
     Our ability to identify and develop business relationships with companies who can provide quality, cost-effective application engineering, installations and service can significantly affect our success. The application engineering and proper installation of our microturbines, as well as proper maintenance and service, are critical to the performance of the units. Additionally, we need to reduce the total installed cost of our microturbines to enhance market opportunities. Our inability to improve the quality of applications, installation and service while reducing associated costs could affect the marketability of our products.
Changes in our product components may require us to replace parts held at distributors and authorized service companies (“ASCs”).
     We have entered into agreements with some of our distributors and ASCs that require that if we render parts obsolete in inventories they own and hold in support of their obligations to serve fielded microturbines, then we are required to replace the affected stock at no cost to the distributors or ASCs. It is possible that future changes in our product technology could involve costs that have a material adverse effect on our results of operations, cash flow or financial position.
We operate in a highly regulated business environment, and changes in regulation could impose significant costs on us or make our products less economical, thereby affecting demand for our microturbines.
     Our products are subject to federal, state, local and foreign laws and regulations, governing, among other things, emissions to air and occupational health and safety. Regulatory agencies may impose special requirements for the implementation and operation of our products or that may significantly affect or even eliminate some of our target markets. We may incur material costs or liabilities in complying with government regulations. In addition, potentially significant expenditures could be required in order to comply with evolving environmental and health and safety laws, regulations and requirements that may be adopted or imposed in the future. Furthermore, our potential utility customers must comply with numerous laws and regulations. The deregulation of the utility industry may also create challenges for our marketing efforts. For example, as part of electric utility deregulation, federal, state and local governmental authorities may impose transitional charges or exit fees, which would make it less economical for some potential customers to switch to our products. We can provide no assurances that we will be able to obtain these approvals and changes in a timely manner, or at all. Non-compliance with applicable regulations could have a material adverse effect on our operating results.
     The market for electricity and generation products is heavily influenced by federal and state government regulations and policies. The deregulation and restructuring of the electric industry in the United States and elsewhere may cause rule changes that may reduce or eliminate some of the advantages of such deregulation and restructuring. We cannot determine how any deregulation or restructuring of the electric utility industry may ultimately affect the market for our microturbines. Changes in regulatory standards or policies could reduce the level of investment in the research and development of alternative power sources, including microturbines. Any reduction or termination of such programs could increase the cost to our potential customers, making our systems less desirable, and thereby adversely affect our revenue and other operating results.
Utility companies or governmental entities could place barriers to our entry into the marketplace, and we may not be able to effectively sell our products.
     Utility companies or governmental entities could place barriers on the installation of our products or the interconnection of the products with the electric grid. Further, they may charge additional fees to customers who install on-site generation, or for having the capacity to use power from the grid for back-up or standby purposes. These types of restrictions, fees or charges could hamper the ability to install or effectively use our products or increase the cost to our potential customers for using our systems. This could make our systems less desirable, thereby adversely affecting our revenue and other operating results. In addition, utility rate reductions can make our products less competitive which would have a material adverse effect on our operations. The cost of electric power generation is ultimately tied to the cost of natural gas. However, changes to electric utility tariffs often require lengthy regulatory approval and include a mix of fuel types as well as customer categories. Potential customers may perceive the resulting swings in natural gas and electric pricing as an increased risk of investing in on-site generation.
We depend upon the development of new products and enhancements of existing products.
     Our operating results depend on our ability to develop and introduce new products, or enhance existing products and to reduce the costs to produce our products. The success of our products is dependent on several factors, including proper product definition, product cost, timely completion and introduction of the products, differentiation of products from those of our competitors, meeting changing customer requirements, emerging industry standards and market acceptance of these products. The development of new, technologically advanced products and enhancements is a complex and uncertain process requiring high levels of innovation, as well as the accurate anticipation of technological and market trends. There can be no assurance that we will successfully identify new product opportunities, develop and bring new or enhanced products to market in a timely manner, successfully lower costs and achieve market acceptance of our products, or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

Operational restructuring may result in asset impairment or other unanticipated charges.
     As a result of our corporate strategies, we have identified opportunities to outsource to third-party suppliers certain functions which we currently perform. We believe outsourcing can reduce product costs, improve product quality or increase operating efficiency. These actions may not yield the expected results, and outsourcing may result in delay or lower quality products. Transitioning to outsourcing may cause certain of our affected employees to leave before the outsourcing is complete. This could result in a lack of the experienced in-house talent necessary to successfully implement the outsourcing. Further, depending on the nature of operations outsourced and the structure of agreements we reach with suppliers to perform these functions, we may experience impairment in the value of manufacturing assets related to the outsourced functions or other unanticipated charges, which could have a material adverse effect on our operating results.
We may not achieve production cost reductions necessary to competitively price our product, which would adversely affect our sales.
     We believe that we will need to reduce the unit production cost of our products over time to maintain our ability to offer competitively priced products. Our ability to achieve cost reductions will depend on our ability to develop low cost design enhancements, to obtain necessary tooling and favorable supplier contracts and to increase sales volumes so we can achieve economies of scale. We cannot provide assurance that we will be able to achieve any such production cost reductions. Our failure to achieve such cost reductions could have a material adverse effect on our business and results of operations.
Commodity market factors impact our costs and availability of materials.
     Our products contain a number of commodity materials, from metals, which includes steel, special high temperature alloys, copper, nickel and molybdenum, to computer components. The availability of these commodities could impact our ability to acquire the materials necessary to meet our requirements. The cost of metals has historically fluctuated. The pricing could impact the costs to manufacture our products. If we are not able to acquire commodity materials at prices and on terms satisfactory to us or at all, our operating results may be materially adversely affected.
Our products involve a lengthy sales cycle and we may not anticipate sales levels appropriately, which could impair our results of operations.
     The sale of our products typically involves a significant commitment of capital by customers, with the attendant delays frequently associated with large capital expenditures. For these and other reasons, the sales cycle associated with our products is typically lengthy and subject to a number of significant risks over which we have little or no control. We expect to plan our production and inventory levels based on internal forecasts of customer demand, which is highly unpredictable and can fluctuate substantially. If sales in any period fall significantly below anticipated levels, our financial condition, results of operations and cash flow would suffer. If demand in any period increases well above anticipated levels, we may have difficulties in responding, incur greater costs to respond, or be unable to fulfill the demand in sufficient time to retain the order, which would negatively impact our operations. In addition, our operating expenses are based on anticipated sales levels, and a high percentage of our expenses are generally fixed in the short term. As a result of these factors, a small fluctuation in timing of sales can cause operating results to vary materially from period to period.
Potential intellectual property, stockholder or other litigation may adversely impact our business.
     We may face litigation relating to intellectual property matters, labor matters, product liability, or other matters. We are subject to stockholder lawsuits alleging violations of securities laws in connection with our June 2000 initial public offering and November 2000 secondary offering described under “Legal Proceedings” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. An adverse judgment could negatively impact our financial position and results of operations, the trading price of our common stock and the warrants offered hereby and our ability to obtain future financing on favorable terms or at all. Any litigation could be costly, divert management attention or result in increased costs of doing business.

Our success depends in significant part upon the continuing service of management and key employees.
     Our success depends in significant part upon the continuing service of our executive officers, senior management and sales and technical personnel. The failure of our personnel to execute our strategy or our failure to retain management and personnel could have a material adverse effect on our business. Our success will be dependent on our continued ability to attract, retain and motivate highly skilled employees. There can be no assurance that we can do so.
     Our internal control systems rely on people trained in the execution of the controls. Loss of these people or our inability to replace them with similarly skilled and trained individuals or new processes in a timely manner could adversely impact our internal control mechanisms.
Our operations are vulnerable to interruption by fire, earthquake and other events beyond our control.
     Our operations are vulnerable to interruption by fire, earthquake and other events beyond our control. Our executive offices and manufacturing facilities are located in Southern California. Because the Southern California area is located in an earthquake-sensitive area, we are particularly susceptible to the risk of damage to, or total destruction of, our facilities in Southern California and the surrounding transportation infrastructure, which could affect our ability to make and transport our products. We do not maintain earthquake insurance coverage for personal property or resulting business interruption. If an earthquake, fire or other natural disaster occurs at or near our facilities, our business, financial condition, operating results and cash flow could be materially adversely affected.
Risks Related to Our Common Stock and Warrants and the Offering
The market price of our common stock has been and may continue to be highly volatile and you could lose all or part of your investment in our securities.
     An investment in our securities is risky, and stockholders could lose their investment in our securities or suffer significant losses and wide fluctuations in the market value of their investment. The market price of our common stock is highly volatile and is likely to continue to be highly volatile. The market value of the warrants offered hereby will depend primarily on the market price of our common stock and is therefore also likely to be highly volatile and to be affected by many of the same factors that affect the market price of our common stock. As a result of, among other things, the factors discussed below, our operating results for a particular quarter are difficult to predict. Given the continued uncertainty surrounding many variables that may affect our business and the industry in which we operate, our ability to foresee results for future periods is limited. This variability could affect our operating results and thereby adversely affect our stock price and the market value of the warrants offered hereby. Many factors that contribute to this volatility are beyond our control and may cause the market price of our common stock and the warrants offered hereby to change, regardless of our operating performance. Factors that could cause fluctuation in our stock price and the market value of the warrants offered hereby may include, among other things:
•	actual or anticipated variations in quarterly operating results;

•	market sentiment toward alternative energy stocks in general or toward Capstone;

•	changes in financial estimates or recommendations by securities analysts;

•	conditions or trends in our industry or the overall economy;

•	loss of one or more of our significant customers;

•	errors, omissions or failures by third parties in meeting commitments to us;

•	changes in the market valuations or earnings of our competitors or other technology companies;

•	the trading of options on our common stock;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

•	announcements of significant market events, such as power outages, regulatory changes or technology changes;

•	changes in the estimation of the future size and growth rate of our market;

•	future equity financings;

•	the failure to produce our products on a timely basis in accordance with customer expectations;

•	the inability to obtain necessary components on time and at a reasonable cost;

•	litigation or disputes with customers or business partners;

•	capital commitments;

•	additions or departures of key personnel;

•	sales or purchases of our common stock;

•	the trading volume of our common stock;

•	developments relating to litigation or governmental investigations; and

•	decreases in oil, natural gas and electricity prices.
     In addition, the stock market in general, and the Nasdaq Global Market and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies affected. The market prices of securities of technology companies and companies servicing the technology industries have been particularly volatile. These broad market and industry factors may cause a material decline in the market price of our common stock and the warrants offered hereby, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. We are currently subject to litigation relating to our initial public offering and a subsequent common stock offering as described under “Legal Proceedings” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. This type of litigation, regardless of whether we prevail on the underlying claim, could result in substantial costs and a diversion of management’s attention and resources, which could materially harm our financial condition, results of operations and cash flow.
There is no minimum offering amount required as a condition to the closing of this offering and the actual amount of net proceeds we receive may be lower than we anticipate, which may have a material adverse effect on our business.
     There is no minimum offering amount required as a condition to the closing of this offering. Accordingly, the actual amount of securities we sell may be less, perhaps substantially less, than the maximum amount set forth on the cover page of this prospectus supplement. Likewise, the actual amount of net proceeds we receive may be substantially less than the amount set forth in this prospectus supplement under the caption “Use of Proceeds,” which is based upon an assumption that we sell the maximum amount of securities offered hereby. Any substantial shortfall in the amount of securities we sell in this offering compared to the maximum amount offered hereby could have a material adverse effect on our results of operations and liquidity and may increase the liquidity and going concern risks discussed above.
Investors in this offering will experience immediate and substantial dilution.
     The public offering price of the securities to be offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock and warrants in this offering, you will incur immediate and substantial dilution in the net tangible book value per share of common stock from the price per unit that you pay for the securities. Moreover, as described under “Prospectus Supplement Summary—The Offering,” we have a substantial number of stock options and warrants to purchase common stock outstanding and reserved for issuance under our equity incentive plans. If the holders of outstanding options and warrants exercise those options and warrants at prices below the public offering price, you will incur further dilution. See “Dilution.”
Sales of substantial amounts of our common stock or the perception that such sales may occur could cause the market price of our common stock and the warrants offered hereby to drop significantly, even if our business is performing well.
     The market price of our common stock and the warrants offered hereby could decline as a result of sales by, or the perceived possibility of sales by, our existing stockholders of shares of our common stock in the market after this offering. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

We may choose to call our outstanding warrants at a time that is disadvantageous to our warrant holders and holders whose warrants are cancelled as the result of a call will not be entitled to receive any payment from us in connection with that cancellation.
     We have the right, at our option, to call the outstanding warrants issued in this offering, in whole or from time to time in part, at any time after the second anniversary of the original issue date of the warrants, on the terms and subject to the conditions described in this prospectus supplement under “Description of Warrants – Warrant Call Option” and in the form of warrant attached hereto as Annex A. To exercise this call right, we must deliver notice to holders of warrants indicating, among other things, the date by which warrants subject to such call notice must be exercised to avoid cancellation. If the conditions to such call are satisfied, any warrants that are subject to such call notice and that have not been exercised by to 5:00 p.m., New York City time, on the date specified in such notice will be cancelled automatically and holders whose warrants are cancelled will not be entitled to receive any redemption payment or other payment from us in connection with that cancellation. A call of the warrants could force the warrant holders: (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so; or (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants. If you hold warrants through one or more intermediaries, it is unlikely that you will receive notice directly from us that the warrants are being called. If you fail to receive notice of a call from a third party through which you hold warrants and your warrants are cancelled, you will not have recourse to us.
We will have broad discretion in how we use the proceeds of this offering, and we may not use these proceeds effectively, which could adversely affect our results of operations and cause our common stock price and the market price of the warrants offered hereby to decline.
     We will have considerable discretion in the application of the net proceeds of this offering. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. We may not invest the proceeds of this offering effectively or in a manner that yields a favorable or any return and, consequently, this could result in further financial losses that could have a material and adverse effect on our business, cause the market price of our common stock and warrants to decline or delay the development of our product candidates.
Provisions in our certificate of incorporation, bylaws and our stockholder rights plan, as well as Delaware law, may discourage, delay or prevent a merger or acquisition at a premium price.
     Provisions of our second amended and restated certificate of incorporation, amended and restated bylaws and our stockholder rights plan, as well as provisions of the General Corporation Law of the State of Delaware, could discourage, delay or prevent unsolicited proposals to merge with or acquire us, even though such proposals may be at a premium price or otherwise beneficial to you. These provisions include our board’s authorization to issue shares of preferred stock, on terms the board determines in its discretion, without stockholder approval, and the following provisions of Delaware law that restrict many business combinations.
     We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which could prevent us from engaging in a business combination with a 15% or greater stockholder for a period of three years from the date it acquired such status unless appropriate board or stockholder approvals are obtained.
     Our board of directors has adopted a stockholder rights plan, pursuant to which one preferred stock purchase right has been issued for each share of our common stock authorized and outstanding. Until the occurrence of certain prescribed events, the rights are not exercisable and are transferable along with, and only with, each share of our common stock and are evidenced by the common stock certificates. One preferred stock purchase right will also be issued with each share of our common stock we issue in the future (including the shares offered hereby and the shares issued on exercise of the warrants offered hereby) until the rights plan expires or is terminated or we redeem or exchange the rights for other property in accordance with the terms of the rights plan or at such time, if any, as the rights separate from each share of our common stock and become exercisable. Each share of Series A Junior Participating Preferred Stock will be entitled to receive, when, as and if declared by our board of directors out of funds legally available for the purpose, dividends payable in cash in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all dividends or other distributions, including non-cash dividends (payable in kind), declared on our common stock other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock. The rights plan prohibits the issuance of additional rights after the rights separate from our common stock. The rights plan is intended to protect our stockholders in the event of an unfair or coercive offer to acquire us. However, the existence of the rights plan may discourage, delay or prevent a merger or acquisition of us that is not supported by our board of directors.
     For additional information about some of these matters, see “Description of Common Stock – Anti-Takeover Considerations and Special Provisions of Delaware Law, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws” in the accompanying prospectus.
The warrants are a new issue of securities with no established trading market.
     The warrants are a new issue of securities with no established trading market. The warrants will not be listed on any securities exchange or quotation system. There can be no assurance that a trading market for the warrants will develop or as to the liquidity of any trading market for the warrants that may develop. The absence of a trading market or liquidity for the warrants may adversely affect their value.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus supplement and the accompanying prospectus (including the information incorporated by reference) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements concerning, among other things, our future results of operations, sales expectations, estimates of the number of microturbine units we will be required to ship per quarter to achieve positive cash flow, research and development activities, our ability to develop markets for our products, our ability to produce products on a timely basis in a high quality manner, sources for and costs of component parts, federal, state and local regulations, general business, industry and economic conditions applicable to us, the reliability of our products and their need for maintenance, our ability to be cost competitive, customer satisfaction, the value of using our products, our ability to achieve economies of scale, our ability to penetrate markets and our ability to continue as a going concern. When used in this prospectus supplement, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “should,” “could,” “may” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operation trends, are based upon our current expectations and various assumptions.
     There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein, including those risks described above. We caution you that these factors, as well as the risk factors included and incorporated by reference in this prospectus supplement, may not be exhaustive. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot accurately predict such future risk factors, nor can we assess the impact, if any, of such possible future risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements. You are advised to review any further disclosures we make on related subjects in reports we file with the SEC. All forward-looking statements are based on expectations, assumptions and other facts and circumstances as of the respective dates of the documents in which those forward-looking statements appear and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. We undertake no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
     We estimate that the net proceeds we will receive from this offering will be approximately $          , after deducting the placement agent’s and financial advisors’ fees and estimated offering expenses payable by us and assuming that we sell the maximum number of shares of common stock and warrants offered hereby as set forth on the cover page of this prospectus supplement. Each 1,000,000 unit decrease in the number of units we sell in this offering (each unit consisting of            shares of common stock and a warrant to purchase            share of common stock) from the maximum number of units offered hereby (which is       units) would decrease the net proceeds to us from this offering by approximately $       , after deducting the placement agent’s and financial advisors’ fees and other estimated offering expenses payable by us.
     We intend to use the net proceeds from the securities sold by us in the offering to fund product development, corporate growth and for other general corporate purposes. Pending application of the net proceeds, the net proceeds of this offering will be deposited in interest bearing accounts or invested in certificates of deposit, United States government obligations or other short-term debt instruments selected at our discretion.

DILUTION
     If you invest in our common stock and warrants, you will experience dilution to the extent of the difference between the public offering price and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of June 30, 2008 was approximately $48,540,000, or $0.32 per share of common stock. Net tangible book value per share represents our total tangible assets as of June 30, 2008 (which excludes goodwill and other intangible assets), less our total liabilities, as of June 30, 2008 divided by the aggregate number of shares of our common stock outstanding as of June 30, 2008.
     After giving effect to the assumed sale of the maximum number of shares of common stock and warrants offered hereby as set forth on the cover page of this prospectus supplement, and after deducting placement agent and financial advisor fees and other estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2008 would be approximately $           million, or $           per share. This represents an immediate increase in pro forma net tangible book value of $           per share to existing stockholders and an immediate dilution of $            per share to new investors. The following table illustrates this per share dilution:

Public offering price per unit		$

Net tangible book value per share as of June 30, 2008 (unaudited)	$0.32

Increase in net tangible book value per share attributable to new investors

Pro forma net tangible book value per share after the offering

Dilution per share to new investors in the offering		$
     Each 1,000,000 unit decrease in the number of units we sell in this offering (each unit consisting of            shares of common stock and a warrant to purchase            share of common stock) from the maximum number of units offered hereby (which is       units) as reflected on the cover page of this prospectus supplement would decrease the pro forma net tangible book value per share after this offering by $      and the dilution per share to new investors in this offering by $      , after deducting the placement agent and financial advisor fees and other estimated offering expenses payable by us.
     The per share data appearing above is based on 151,026,519 shares of our common stock outstanding as of June 30, 2008, and excludes:
•	8,107,783 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2008, with a weighted-average exercise price of $1.87 per share;

•	2,966,904 additional shares of common stock reserved for future issuance under our stock incentive plans and our employee stock purchase plans as of June 30, 2008;

•	16,157,895 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2008, with an exercise price of $1.30 per share (subject to adjustment); and

•	shares of common stock issuable upon the exercise of the warrants issued hereunder (assuming that all of the securities offered hereby are sold).

DESCRIPTION OF WARRANTS
     The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the form of warrant attached hereto as Annex A. Capitalized terms used but not defined under this caption “Description of Warrants” have the respective meanings given to those terms in the attached form of warrant. Prospective investors should carefully review the terms and provisions set forth in the attached form of warrant.
     The warrants offered hereby will be issued in physical, certificated form and evidenced by certificates in substantially the form attached hereto as Annex. The warrants offered hereby will in the aggregate represent the right to purchase            shares of our common stock at an initial Exercise Price equal to $                 per share. Each warrant may be exercised, in whole or in part at any time and from time to time, from the date on which the warrants are originally issued (the “Original Issue Date”) and prior to 5:00 p.m. New York City time on September             , 2013 (the “Expiration Time”), unless cancelled on an earlier date as described below under “—Warrant Call Option.” Notwithstanding the foregoing, warrants may not be exercised under the circumstances described below under “—Cashless Exercise; Limitations on Exercise.” The number of shares of common stock issuable upon the exercise of each warrant and the Exercise Price, as well as the type of securities or other property issuable upon exercise of the warrants, are subject to adjustment from time to time in accordance with the terms set forth in the warrants.
     Exercise. A warrant may be exercised prior to the earlier of the Expiration Time and any cancellation of such warrant in whole as described below under “—Warrant Call Option” by delivery to us of a notice of exercise, appropriately completed and duly signed by the holder, and payment of the aggregate Exercise Price in cash (or, in certain, limited circumstances as described below, by cashless exercise) for that number of shares of common stock for which the warrant is being exercised on any Business Day (as defined in the attached form of warrant) at our principal executive office (or such other office or agency as we may designate by a notice to holders of warrants). Warrants may be exercised in whole or in part but cash will be paid in lieu of fractional shares of common stock as described below. Any portion of a warrant not exercised prior to the earlier of the Expiration Time and any cancellation of such warrant in whole as described below under “—Warrant Call Option” will be void and of no value. Shares of common stock issued upon exercise of a warrant will be deemed to be issued to the applicable holder as of 5:00 p.m., New York City time, on the date that the completed and signed notice of exercise is delivered and (except in the case of cashless exercise) the aggregate Exercise Price is paid. If any fractional share of common stock is issuable upon exercise of a warrant, we will, in lieu of delivering such fractional share, pay to the exercising holder an amount in cash equal to the Market Price (as defined in the attached form of warrant) of such fractional share on the date of exercise.
     We will deliver shares of common stock issuable upon exercise of warrants electronically through the facilities of The Depository Trust Company (“DTC”), if we are a participant in the DTC system, and otherwise by physical delivery of certificates to the address specified by the applicable holder in its notice of exercise. We are required to deliver shares of common stock within a reasonable time, not exceeding three Trading Days (as defined in the attached form of warrant), after the applicable warrant has been exercised, including delivery of a duly completed and signed notice of exercise and (except in the case of cashless exercise) payment of the aggregate Exercise Price (the “Warrant Share Delivery Date”).
     We will pay any documentary stamp taxes attributable to the initial issuance of shares of common stock upon the exercise of a warrant. However, we will not be required to pay any taxes that may be payable in respect of any transfer involved in the issuance or delivery of any shares of common stock issued on exercise of a warrant in a name other than that of the holder of such warrant. In that case, we will not be required to issue or deliver such shares of common stock until the person requesting the same has paid to us the amount of such tax or established to our reasonable satisfaction that such tax has been paid.
     We are required to keep reserved, out of our authorized and unissued shares of common stock, a sufficient number of shares of common stock to provide for the exercise of all outstanding warrants.

     Cashless Exercise; Limitations on Exercise. At any time when a Restrictive Legend Event (as defined in the attached form of warrant) has occurred and is continuing, warrants may only be exercised if the Market Price of one share of common stock is greater than the Exercise Price. In such event, the holder may exercise a warrant by delivery of a notice of exercise to us on any Business Day at our principal executive offices (or such other office or agency as we may designate by notice to holders of warrants), without payment of the Exercise Price in cash but instead by surrendering to us a portion of the shares of common stock that would otherwise have been issuable upon such exercise, determined as provided in the attached form of warrant (a “cashless exercise”).
     If a Restrictive Legend Event occurs after a holder has exercised its warrant by paying the Exercise Price in cash, we will (1) if the Market Price of one share of common stock is greater than the Exercise Price as of the applicable exercise date, deliver the number of shares that the holder would have received upon a cashless exercise and return to the holder the cash Exercise Price paid to us or (2) if the Market Price of one share of common stock is equal to or less than the Exercise Price as of the applicable exercise date, rescind the previously submitted notice of exercise and promptly return all cash paid by the holder for such exercise. We are required to give prompt written notice to the holders of warrants of the occurrence and cessation of any Restrictive Legend Event.
     Notwithstanding the foregoing, if a Restrictive Legend Event has occurred and is continuing and no exemption from the registration requirements of the Securities Act is available for the issuance of the shares of common stock issuable upon exercise of the warrants, then the warrants will not be exercisable until such Restrictive Legend Event has ceased or there is an available exemption from the registration requirements under the Securities Act.
     In addition, notwithstanding anything in the warrants to the contrary, a holder will not have the right to exercise any portion of a warrant to the extent that, after giving effect to the issuance of common stock upon such exercise, the holder would beneficially own in excess of 9.999% of the number of shares of our common stock outstanding immediately after giving effect to such issuance. The number of shares of common stock beneficially owned by a holder, the number of outstanding shares of common stock and beneficial ownership shall be determined as provided in the attached form of warrant.
     Warrant Call Option. If
     (1) a registration statement covering all of the shares of common stock issuable upon exercise of all of the warrants is effective and a current prospectus relating to the shares of common stock issuable upon exercise of all of the warrants is available, in each case at all times from and including the date that the applicable Call Notice (as defined below) is sent by us through and including the fourth Trading Day after the applicable Call Date (as defined below) or, if any holder has duly exercised all or any portion of a warrant by 5:00 p.m., New York City time, on such Call Date, through and including the date of delivery to the holder of the shares of common stock issuable upon such exercise,
     (2) the two-year anniversary of the Original Issue Date has occurred and
     (3) the average of the Market Price of the common stock for any 20 Trading Days within a 30-Trading Day period ending no more than three Trading Days prior to the date on which the Call Notice is delivered to the holders of warrants (such 30-Trading Day period being hereinafter called the “Measurement Period”) equals or exceeds $       (the “Threshold Price”) (subject to certain adjustments as specified in the attached form of warrant), then we may, no more than three Trading Days after the last day of such Measurement Period, call for cancellation all or any portion of the outstanding warrants for which a notice of exercise has not yet been delivered (such right, a “Call”). Any Call of only a portion of the warrants shall be exercised on a pro rata basis among all outstanding warrants based upon the number of shares of common stock issuable upon exercise of all of the warrants for which a notice of exercise has not yet been delivered.
     To exercise a Call, we must deliver to each holder of a warrant an irrevocable written notice (a “Call Notice”), indicating the unexercised portion of the warrants registered in the name of such holder to which such Call

Notice applies and the time and date by which such portion of such warrants must be exercised to avoid cancellation as described below. If the conditions set forth above for such Call are satisfied, then any portion of a warrant subject to such Call Notice for which a notice of exercise and (unless the exercise is to be by cashless exercise) the applicable aggregate Exercise Price have not been received by 5:00 p.m., New York City time, on the 60th calendar day after the date the Call Notice is sent to the holders of warrants or, if such day is not a Business Day, the next succeeding Business Day (such date, the “Call Date”) will be cancelled automatically immediately after 5:00 p.m., New York City time, on such Call Date. Any unexercised portion of a warrant to which the Call Notice does not pertain will be unaffected by such Call Notice.
     Holders of warrants that are cancelled as a result of our exercise of the Call right described above will not be entitled to receive any redemption payment or other payment from us in connection with that cancellation, and our ability to call the warrants may otherwise be disadvantageous to holders of the warrants. See “Risk Factors—Risks Related to Our Common Stock and Warrants and the Offering—We may choose to call our outstanding warrants at a time that it is disadvantageous to our warrant holders and holders whose warrants are cancelled as the result of a call will not be entitled to receive any payment from us in connection with that cancellation.”
     Buy-In. If we fail to deliver the shares of common stock issuable upon exercise of any warrant on or before the applicable Warrant Share Delivery Date and if after such date the holder of the warrant is required by its broker to purchase (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by the holder of the shares of common stock which the holder anticipated receiving upon such exercise, then we will
     (1) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased (the “Buy-In Price”), at which point our obligation to issue and deliver such shares to the holder shall terminate, or
     (2) promptly issue and deliver such shares and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of common stock times (B) the Market Price on the date of exercise.
Notwithstanding anything to the contrary in the warrants, if a Restrictive Legend Event occurs and if the holder of a warrant has not received actual notice of such Restrictive Legend Event from us prior to any date on which such holder or its designee delivers a completed and signed notice of exercise and, except in the case of a cashless exercise, the aggregate Exercise Price payable in connection with such exercise, then, for purposes of the provisions described in this paragraph, such exercise shall be deemed a valid exercise of such warrant and the provisions described in this paragraph will be applicable to any failure by us to deliver the shares of common stock that would have been deliverable upon such exercise on or before the applicable Warrant Share Delivery Date, notwithstanding the fact that, pursuant to the provisions described above under “—Cashless Exercise; Limitations on Exercise,” such warrant may not be exercisable as a result of such Restrictive Legend Event.
     Liquidated Damages. In addition to any other rights available to the holder of any warrant, if (1) we fail for any reason other than the occurrence of a Restrictive Legend Event to deliver to such holder the shares of common stock pursuant to an exercise on or before the applicable Warrant Share Delivery Date (a “Delivery Failure”), or (2) a Restrictive Legend Event occurs, then (x) with respect to a Delivery Failure, we will be liable to such holder for liquidated damages in an amount equal to 1.5% of the aggregate Exercise Price of the shares of common stock issuable pursuant to such exercise for each 30-day period (or pro rata portion thereof) beginning on the day immediately after the applicable Warrant Share Delivery Date to but excluding the date on which such shares are delivered to such holder and (y) with respect to a Restrictive Legend Event, we will be liable to such holder for liquidated damages in an amount equal to 1.5% of the aggregate Exercise Price of all shares of common stock issuable upon exercise of such warrant for each 30-day period (or pro rata portion thereof) beginning on the day that such Restrictive Legend Event first occurs to but excluding the date on which such holder has received written notice of the cessation of such Restrictive Event Legend from us.
     Such liquidated damages shall be payable in cash by wire transfer to such holder (if such holder shall have provided wire transfer instructions to us) or by check mailed to the address of such holder as shown on our transfer books for the warrants, and shall be payable on the Business Day immediately following the last day of each such 30-day period and, if applicable, on the day that such shares are delivered to such holder or the Business Day immediately following the cessation of such Restrictive Legend Event, as the case may be. Notwithstanding the foregoing, in no event will the aggregate liquidated damages payable under any warrant exceed 10% of the aggregate Exercise Price for all of the shares of common stock issuable upon exercise of such warrant.
     Fundamental Transactions. If we effect any capital reorganization, reclassification of our capital stock, consolidation or merger with another entity in which we are not the survivor, or sale, transfer or other disposition of all or substantially all of our assets to another entity (each, a “Fundamental Transaction”), then adequate provision shall be made so that each holder of a warrant shall thereafter have the right to exercise the warrant and receive upon exercise of such warrant, in lieu of the shares of common stock it would otherwise have received on exercise, such shares of stock, securities, cash or other assets as the holder would have received in respect of the shares of common stock issuable upon exercise of such warrant had such warrant been exercised in full immediately prior to such Fundamental Transaction (the “Transaction Consideration”). In any such case, appropriate provision (as determined in good faith by our board of directors) shall be made so that the provisions of the warrants (including, without limitation, provisions for adjustment of the Exercise Price, the number of shares of common stock issuable upon exercise of the warrants and the securities or other property issuable upon exercise of the warrants) and all references in the warrants to our “common stock” shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any Transaction Consideration deliverable upon exercise of a warrant. The warrants provide that we may not effect any Fundamental Transaction unless the successor or entity (if other than us) resulting from any such consolidation or merger, the entity purchasing or otherwise acquiring all or substantially all of our assets, or other appropriate entity, as the case may be, assumes our obligation to deliver the Transaction Consideration upon exercise of the warrants and our other obligations under the warrants. The aggregate Exercise Price of a warrant will not be affected by any Fundamental Transaction, but we are required to apportion the aggregate Exercise Price among the Transaction Consideration in a reasonable manner reflecting the relative value of any different components of the Transaction Consideration. If holders of common stock are given any choice as to the shares of stock, securities, cash or other assets to be received in a Fundamental Transaction, then each holder of warrants shall be given the same choice as to the Transaction Consideration it receives upon any exercise of a warrant following such Fundamental Transaction.
     Notwithstanding the provisions described in the immediately preceding paragraph, unless the successor entity resulting from such Fundamental Transaction is a publicly traded entity whose common stock or other common equity is quoted or listed for trading on a Trading Market (as defined in the attached form of warrant), and such entity assumes the warrants such that the warrants or any warrants issued in the substitution therefor are exercisable for such publicly traded common stock or other common equity, each warrant holder will have the option (the “Cash-Out Option”) to receive, within 30 days after the Fundamental Transaction, an amount of cash equal to the value of such warrant as determined in accordance with the Black Scholes Option Pricing Model, calculated as provided in the attached form of warrant. A holder must surrender its warrants to us for cancellation to exercise this Cash-Out Option.
     Adjustments for Certain Dilutive Offerings. The Exercise Price and number of shares of common stock issuable upon exercise of the warrants are subject to adjustment from time to time upon the issuance under certain circumstances of common stock or securities or other rights that are exercisable or exchangeable for or convertible into common stock for no consideration or for consideration per share less than the Exercise Price of the warrants (determined as provided in the attached form of warrant), subject to exceptions. However, the warrants provide that no adjustment pursuant to the provisions described in this paragraph shall result in a reduction of the Exercise Price to an amount less than $      per share (subject to adjustment as provided in the attached form of warrant). In addition, if a reduction in the Exercise Price pursuant to the adjustment provisions described in this paragraph would require us to obtain stockholder approval of the transactions contemplated by the subscription agreements entered into by us and purchasers of securities in this offering pursuant to Nasdaq Marketplace Rule 4350(i) and that stockholder approval has not been obtained, (1) the Exercise Price shall be reduced to the maximum extent that would not require stockholder approval under that Rule and (2) we are required to use commercially reasonable efforts to obtain that stockholder approval as soon as reasonably practicable.
     Certain Other Adjustments. The Exercise Price and number of shares of common stock issuable upon exercise of the warrants are also subject to adjustment from time to time upon the occurrence of dividends or distributions payable in our common stock and subdivisions and combinations of our common stock. If we distribute evidences of indebtedness, certain securities, cash (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus) or other assets (in each case, “Distributed Property”) to all holders of our common stock for no consideration, then, upon exercise of a warrant after the record date for such distribution, the holder of such warrant shall be entitled to receive, in addition to the shares of common stock otherwise issuable upon such exercise, the Distributed Property that such holder would have been entitled to receive in respect of those shares of common stock had the holder been the holder of those shares of common stock immediately prior to such record date.
     Adjustments in Connection with Stockholder Rights Plan. As described below under “Excluded Issuances,” there will be no adjustment to the Exercise Price or the number of shares of common stock issuable upon exercise of a warrant in connection with the issuance of rights under a Rights Plan (as defined below). However, if our stockholder rights plan or any successor or similar rights plan (a “Rights Plan”) is in effect upon the exercise of any warrant, the holder exercising such warrant will receive, in addition to the shares of common stock issuable upon such exercise, the rights issuable under the Rights Plan with respect to such shares of common stock, unless prior to such exercise the rights have separated from the common stock and, pursuant to the terms of the Rights Plan, no additional rights may be issued thereunder, in which case such holder will be entitled to receive, in addition to the shares of common stock issuable upon exercise of such warrant, such number of equivalent rights that entitle the holder to acquire shares of capital stock, securities, indebtedness, cash or other assets on the same terms and conditions as the rights issued under the Rights Plan; provided that (i) no such distribution of rights will be required if, at the time of such exercise, all of the rights issued under the Rights Plan have expired or (subject to the next sentence) been redeemed or exchanged, or if the Rights Plan has been terminated or expired and (ii) if so provided by the Rights Plan, such rights will be evidenced by the certificates evidencing the shares of common stock issued upon exercise of such warrant and will not be separable from such shares of common stock until the occurrence of certain events, if any, specified by such Rights Plan that would cause the separation of the rights issued thereunder. If rights issued under the Rights Plan are redeemed for shares of capital stock, securities, indebtedness, cash or other assets or otherwise exchanged for shares of capital stock, securities, indebtedness, cash or other assets prior to the exercise of a warrant, then upon the exercise of such warrant, the holder exercising such warrant will receive, in addition to the shares of common stock issuable upon such exercise, the appropriate number of such shares of capital stock, securities, indebtedness, cash or other assets that such holder would have received had the rights that would have accompanied such shares of common stock been issued to such holder.
     Excluded Issuances. Notwithstanding anything to the contrary in the warrants, we are not required to make any adjustments to the Exercise Price in the case of, among other things, the issuance of (1) capital stock, warrants, rights, options or convertible or exchangeable stock or securities pursuant to any equity compensation program, (2) shares of common stock issued upon conversion, exercise or exchange of warrants, rights, options or convertible or exchangeable stock or securities issued prior to the Original Issue Date, (3) common stock and warrants sold in this offering or securities issued upon exercise of the warrants sold in this offering, (4) shares of common stock, warrants, rights, options or convertible or exchangeable stock or securities issued or issuable by reason of a dividend, stock split or other distribution on shares of our common stock (but only to the extent that such dividend, split or distribution results in an adjustment to the Exercise Price pursuant to other specified provisions of the warrants) and (5) rights and other securities pursuant to a Rights Plan.
     Notice of Certain Adjustments. Upon the occurrence of each adjustment pursuant to the provisions described above under the captions “—Fundamental Transactions,” “—Adjustments for Certain Dilutive Offerings,” “—Certain Other Adjustments” and “—Adjustments in Connection with Stockholder Rights Plan,” we will at our expense, at the written request of any holder of warrants, promptly compute such adjustment in accordance with the terms of the warrants and prepare a certificate setting forth such adjustment, in good faith, including a statement of the adjusted Exercise Price and adjusted number or type of shares of common stock or other securities issuable upon exercise of the warrants (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, we will promptly deliver a copy of each such certificate to any holder of warrants and our transfer agent for the common stock.
     If, while any warrants are outstanding, we (1) declare a dividend or any other distribution of cash, securities or other property in respect of our common stock, including without limitation any granting of rights or warrants to subscribe for or purchase any of our capital stock or any capital stock of any of our subsidiaries, (2) authorize or approve, enter into any agreement contemplating or solicit stockholder approval for any Fundamental Transaction or (3) authorize the voluntary dissolution, liquidation or winding up of our affairs, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, we will deliver to the holders of the warrants a notice describing the material terms and conditions of such transaction at least 10 Trading Days prior to the applicable record or effective date on which a person or entity would need to hold our common stock in order to participate in or vote with respect to such transaction, and we will take all reasonable steps to give the holders of warrants the practical opportunity to exercise their warrants prior to such time; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. The warrants shall be governed by the laws of the State of New York. To the maximum extent permitted under applicable law, we and, by accepting a warrant, each holder of warrants will agree, among other things, to irrevocably submit to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any proceeding or judgment relating to the warrants and the transactions contemplated thereby and to waive any right to request a trial by jury in any litigation with respect to the warrants.
     Amendment; Waiver. Any term of the warrants may be amended or waived upon the written consent from us and the holders of warrants representing at least a majority of the number of shares of common stock then issuable upon exercise of all outstanding warrants; provided that (x) any such amendment or waiver must apply to all warrants and (y) the number of shares of common stock issuable upon exercise of a warrant, the Exercise Price of a warrant and the Expiration Time may not be amended, and the right to exercise a warrant may not be altered or waived, without the written consent of the holder of that warrant.
     Other. No holder of any warrants shall have any rights as a stockholder prior to its receipt of shares of common stock upon exercise of that warrant.
     We will act as registrar and transfer agent for the warrants. Warrants may be transferred upon surrender to us, properly endorsed or accompanied by appropriate instructions for transfer. The shares of common stock and warrants offered hereby will be immediately separable and will be issued separately, and the warrants may be transferred separately from the common stock with which they are issued.
     Information Regarding Our Common Stock. Our authorized capital consists of 415,000,000 shares of common stock and 10,000,000 shares of preferred stock. No shares of preferred stock are currently outstanding, although we have authorized 4,150,000 shares of our Series A Junior Participating Preferred Stock that is issuable upon the exercise of rights issued under our stockholder rights plan in the event that those rights become exercisable. For more information about our common stock, you should review the information under “Description of Common Stock” in the accompanying prospectus.

PLAN OF DISTRIBUTION
     Pursuant to a placement agency agreement dated        , 2008, we have engaged Wachovia Capital Markets, LLC to act as our placement agent in connection with the offering of our shares of common stock and warrants pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the placement agency agreement, the placement agent has agreed to be our placement agent, on a reasonable efforts basis, in connection with the proposed issuance and sale by us of shares of our common stock and warrants in this offering. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective purchasers. The placement agency agreement provides that the closing of this offering is subject to certain conditions, including receipt by the placement agent of certain certificates, opinions and letters from us, our counsel and our auditors. Additional conditions to the closing under the placement agency agreement include there not having occurred (i) a suspension or material limitation in securities trading generally on the New York Stock Exchange, the Nasdaq Global Market or the American Stock Exchange or in the trading in our securities on the Nasdaq Global Market; (ii) declaration of a general moratorium on commercial banking activities by U.S. federal or state authorities; or (iii) certain other events. The placement agency agreement does not give rise to any commitment by the placement agent or any of its affiliates to purchase any of our shares of common stock or warrants, and the placement agent has no authority to bind us by virtue of the placement agency agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in this offering.
     We will enter into subscription agreements directly with various investors in connection with this offering, and we will only sell to investors who have entered into subscription agreements.
     We will deliver the shares of common stock being issued to the purchasers electronically through the facilities of The Depository Trust Company upon receipt of purchaser funds for the purchase of the shares of our common stock and warrants offered pursuant to this prospectus supplement. The warrants will be issued in registered physical form. We expect to deliver the shares of our common stock and warrants being offered pursuant to this prospectus supplement on or about September    , 2008.
     We have agreed to pay the placement agent a total placement fee equal to 4.8% of the gross proceeds of this offering (excluding any proceeds from exercise of the warrants) and to reimburse the placement agent for all costs and expenses incurred by it in connection with this offering, including the fees, disbursements and other charges of counsel to the placement agent, in an amount not to exceed $175,000. We have also agreed to pay Lazard Freres & Co. LLC and Northland Securities, Inc. financial advisory fees aggregating 1.2% of the gross proceeds of this offering (excluding any proceeds from the exercise of the warrants). The following table shows the per unit and total fees we will pay to the placement agent assuming that all of the securities offered by this prospectus supplement are sold by us.

	Per Unit	Total
Placement agent’s fees	$	$
     We estimate that the total expenses of this offering payable by us, including an assumed payment of $175,000 to reimburse the placement agent for expenses as described above but excluding the placement agent’s and financial advisor’s fees, will be approximately $600,000.
     The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.
     In order to facilitate the closing, investors purchasing securities in this offering will be required to pay the purchase price directly to us, and we will hold the amounts paid by investors in a separate interest-bearing or money market account until the date on which the securities are delivered to investors. If for any reason the closing does not occur or the placement agency agreement referred to above is terminated, we will return to each investor the purchase price received from such investor, together with a pro rata portion of any interest or dividends earned on the funds in such account for each day while the purchase price received from such investor was in such account. We will not accept any investor funds until the date of this prospectus supplement.

     We have agreed to indemnify the placement agent and specified other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and to contribute to payments that they may be required to make in respect of those liabilities.
     We have agreed to certain restrictions on our ability to issue and sell shares of our common stock and other securities, including securities convertible into or exercisable or exchangeable for our common stock, for a period of 90 days following the date of this prospectus supplement. This means that, subject to certain exceptions described below, for a period of 90 days following the date of this prospectus supplement, we may not, and may not publicly announce any intention to, directly or indirectly,
(a)	issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, any warrants to purchase common stock), or
(b)	enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, without the prior written consent of the placement agent. In addition, we have agreed that we will not, without the prior written consent of the placement agent, file any registration statement with the SEC relating to any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, any warrants to purchase common stock) until after the date that we file our Quarterly Report on Form 10-Q for the quarter ending September 30, 2008 with the SEC; provided that any shares of common stock or securities convertible into or exercisable or exchangeable for common stock that are included in such registration statement shall remain subject to the restrictions set forth in the immediately preceding sentence.
The restrictions contained in the two preceding sentences do not apply to
•	the offering, issuance and sale of the shares of common stock and warrants offered pursuant to this prospectus supplement, the issuance of the shares of common stock issuable upon exercise of warrants sold in this offering, and the filing of any registration statements with respect to any of the foregoing,
•	the issuance by us of our common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the placement agent has been advised in writing or the granting, issuance or exercise of options, restricted stock awards, stock bonuses or stock purchase rights pursuant to our stock option, equity incentive and stock purchase plans or our stockholder rights plan, whenever granted or issued, as the case may be, as such plans are in effect on the date of this prospectus supplement,

•	the issuance by us of our common stock or options to purchase shares of our common stock or restricted stock awards to, or the repurchase by us of unvested shares of our common stock upon termination of service from, an employee, director, consultant or other service provider, pursuant to our stock option, equity incentive or stock purchase plans as in effect on the date of this prospectus supplement or approved by our stockholders before the date of this prospectus supplement or pursuant to inducement grants to new employees or directors, and

•	the filing by us of any registration statement with the SEC on Form S-8 relating to the offering of securities pursuant to the terms of our stock option or stock purchase plans as in effect on the date of the prospectus supplement or approved by our stockholders before the date of this prospectus supplement.

At any time and without public notice, the placement agent may in its sole discretion release all or some of the securities from these restrictions.
     The placement agency agreement will be included as an exhibit to a Current Report on Form 8-K that we will file with the SEC and that will be incorporated by reference into this prospectus supplement.
     The placement agent or any of such financial advisors or any of their respective affiliates may in the past have provided and may in the future provide investment banking, commercial banking and/or other services to us from time to time, for which they may have received or may in the future receive compensation.
LEGAL MATTERS
     Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee, will pass upon the validity of the shares of common stock and warrants offered by this prospectus supplement on our behalf. Sidley Austin LLP, San Francisco, California, will act as counsel to the placement agent.
EXPERTS
     The financial statements and the related financial statement schedule, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended March 31, 2008, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include explanatory paragraphs relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” and Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at the SEC’s website at www.sec.gov.
     This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus omit some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus supplement and the accompanying prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C.
     This prospectus supplement and the accompanying prospectus summarize provisions of contracts and other documents that we refer you to. Since those summaries are not complete and this prospectus supplement and the accompanying prospectus do not contain all the information that you may find important, you should review the full text of those documents. You should rely only on the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectuses we may provide to you in connection with the offering.

INCORPORATION OF DOCUMENTS BY REFERENCE
     We are incorporating by reference information we file with the SEC, which means:
•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file later with the SEC automatically will update and supersede information contained in this prospectus supplement.
     We are incorporating by reference the following documents, which we have previously filed with the SEC:
          (a) our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, filed with the SEC on June 12, 2008;
          (b) our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, filed with the SEC on August 11, 2008;
          (c) our Current Reports on Form 8-K, filed with the SEC on July 10, 2008, July 18, 2008 and August 28, 2008;
          (d) our Registration Statement on Form 8-A for our Preferred Stock Purchase Rights, filed with the SEC on July 8, 2005; and
          (e) any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed.
     Notwithstanding the foregoing, no document or portion of a document that is “furnished” to (rather than “filed” with) the SEC shall be incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, except that the information set forth in Item 7.01 of our Current Report on Form 8-K filed with the SEC on August 28, 2008 and the related exhibits are hereby expressly incorporated by reference herein.
     The information incorporated by reference is deemed to be a part of this prospectus supplement, except for information incorporated by reference that is superseded by information contained in this prospectus supplement or any other document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus supplement. Likewise, any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that any statement contained in this prospectus supplement or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes the statement.
     The description of Amendment No. 1 to Rights Agreement, dated July 3, 2008, between Capstone and Mellon Investor Services LLC contained in the Current Report on Form 8-K filed with the SEC on July 10, 2008 and incorporated by reference herein supplements and, to the extent that it is inconsistent, supersedes the description of the Rights Agreement contained in the accompanying prospectus. The amendment to the Rights Agreement was approved by our stockholders at the Annual Meeting of Stockholders on August 28, 2008. The description of some of the terms of our Series A Preferred contained in this prospectus supplement, to the extent inconsistent, supersedes the description of our Series A Preferred included in any of the documents incorporated by reference herein.
     You can obtain copies of the documents incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement without charge through our website (http://www.capstoneturbine.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC, or by requesting them in writing or by telephone at the following address. Information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.
Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, California 91311
Attention: Edward Reich
Executive Vice President, Chief Financial Officer and Secretary
(818) 734-5300

Annex A
CAPSTONE TURBINE CORPORATION
WARRANT TO PURCHASE                      SHARES OF
COMMON STOCK

Warrant No. ___	Original Issue Date: September ___, 2008
     FOR VALUE RECEIVED,                      (“Holder”) is entitled to purchase, subject to the provisions of this Warrant, from CAPSTONE TURBINE CORPORATION, a Delaware corporation (“Company”), at any time prior to 5:00 P.M., New York City time, on September ___, 2013 (the “Expiration Time”), at an exercise price per share equal to $                     (the “Exercise Price”),                      shares (“Warrant Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as described herein.
     This Warrant is being issued pursuant to that certain Subscription Agreement, dated September ___, 2008, by and between the Company and the purchaser identified therein (the “Subscription Agreement”). The original issuance of this Warrant by the Company pursuant to the Subscription Agreement has been registered pursuant to a registration statement on Form S-3, File No. 333-128164 and, if applicable, any related registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering of this Warrant (collectively with any successor registration statement covering the Warrant Shares that the Company may file with the Securities Exchange Commission (the “Commission”) under the Securities Act and that shall have become effective under the Securities Act, the “Registration Statement”). This Warrant was originally issued on September ___, 2008 (the “Original Issue Date”).
     Section 1. Registration. The Company shall maintain books for the transfer and registration of this Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register this Warrant in the name of the Holder. The Company may deem and treat the registered Holder as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
     Section 2. Transfers. The Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company. Upon any such transfer, a new Warrant in substantially the form of this Warrant, evidencing the portion of this Warrant so transferred shall be issued to the transferee and a new Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.
     Section 3. Exercise of Warrant.
          (a) The Holder may exercise this Warrant in whole or in part at any time and from time to time prior to the earlier of the Expiration Time and any cancellation of this Warrant in whole pursuant to Section 4 as follows:
          (i) Subject to the provisions of Section 3(a)(ii), this Warrant may be exercised by delivery of a Notice of Exercise in the form attached hereto as Appendix A and payment by cash, certified check or wire transfer for the aggregate Exercise Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any day other than a Saturday or Sunday on which banks are open for business in New York City (a “Business Day”) at the Company’s principal executive offices (or such other office or agency of the Company as the Company may designate by notice to the Holder).

          (ii) At any time when a Restrictive Legend Event (as defined below) has occurred and is continuing, the Holder may only exercise this Warrant if the Market Price (as defined below) of one Warrant Share is greater than the Exercise Price. In such event, the Holder may exercise this Warrant by delivery of a Notice of Exercise in the form attached hereto as Appendix B to the Company during normal business hours on any Business Day at the Company’s principal executive offices (or such other office or agency of the Company as the Company may designate by notice to the Holder), without the payment by the Holder of the aggregate Exercise Price in respect of the Warrant Shares to be acquired hereunder in cash, but instead by surrendering to the Company a portion of the Warrant Shares that would otherwise have been issuable upon exercise of this Warrant or the portion hereof so exercised, as the case may be, determined as provided below. Thereupon, the Company shall issue to the Holder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

X = Y(A-B) A
     where
     X = the number of shares of Common Stock to be issued to the Holder;
     Y = the number of Warrant Shares covered by this Warrant that the Holder is surrendering at such time for cashless exercise (including both shares to be issued to the Holder and shares to be canceled as payment therefor);
     A = the Market Price of one share of Common Stock as of the exercise date; and
     B = the Exercise Price in effect under this Warrant as of the exercise date.
     “Market Price” as of a particular date (the “Valuation Date”) means the following: (i) if the Common Stock is then listed on a Trading Market (as defined below), the closing sale price of one share of Common Stock on such Trading Market on the last Trading Day (as defined below) prior to the Valuation Date; (ii) if the Common Stock is not then listed on a Trading Market, the closing sale price of one share of Common Stock on the OTC Bulletin Board (the “Bulletin Board”) on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last Trading Day prior to the Valuation Date; (iii) if the Common Stock is not then listed on a Trading Market or quoted on the Bulletin Board, the closing sale price of one share of Common Stock as reported in the Pink Sheets published by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices) on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price reported by Pink Sheets LLC on the last Trading Day prior to the Valuation Date; or (iv) if the Common Stock is not then listed on a Trading Market, quoted on the Bulletin Board or reported in Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices), the fair market value of one share of Common Stock as of the Valuation Date shall be determined in good faith by the Board of Directors of the Company (the “Board”). If the Common Stock is not then listed on a Trading Market, quoted on the Bulletin Board or reported in Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices), the Board shall respond promptly, in writing, to an inquiry by the Holder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board.
     For purposes of this Warrant (i) a “Trading Day” means (A) a day on which the Common Stock is traded on a Trading Market (as defined below), or (B) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the Bulletin Board, or (C) if the Common Stock is not listed on a Trading Market or quoted on the Bulletin Board, a day on which prices for the Common Stock are reported in the Pink Sheets published by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed, quoted or reported as set forth in (A), (B) and (C) hereof, then Trading Day shall mean a Business Day and (ii) “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Global Select Market, the Nasdaq Global Market, The Nasdaq Capital Market, the American Stock Exchange or the New York Stock Exchange.
     The Company shall provide to the Holder prompt written notice of any time the Company is unable to issue the Warrant Shares via DWAC (as defined below) transfer or otherwise without restrictive legend because (i) the Commission has issued a stop order with respect to the Registration Statement, (ii) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (iii) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently or (iv) otherwise (each a “Restrictive Legend Event”); provided that nothing in the foregoing clause (iii) shall permit the Company to suspend or withdraw the effectiveness of the Registration Statement, either temporarily or permanently. If a Restrictive Legend Event occurs after the Holder has exercised this Warrant in accordance with Section 3(a)(i) but prior to the delivery of the Warrant Shares issuable upon such exercise, the Company shall (i) if the Market Price of one Warrant Share is greater than the Exercise Price as of the applicable exercise date, deliver that number of Warrant Shares to the Holder as would be delivered in an exercise in accordance with this Section 3(a)(ii) and return to the Holder all consideration paid to the Company in connection with the Holder’s attempted exercise of this Warrant pursuant to Section 3(a)(i), or (ii) if the Market Price of one Warrant Share is equal to or less than the Exercise Price as of the applicable exercise date, rescind the previously submitted Notice of Exercise and promptly return all consideration paid by Holder for such exercise. The Company will use its reasonable best efforts to prevent the occurrence of any Restrictive Legend Event and, if a Restrictive Legend Event shall occur, shall use its reasonable best efforts to terminate or cause the termination thereof. The Company shall give prompt written notice to the Holder of the cessation of a Restrictive Legend Event.
     Notwithstanding the foregoing provisions of this Section 3(a)(ii), if a Restrictive Legend Event has occurred and is continuing and no exemption from the registration requirements of the Securities Act is available for the issuance of the Warrant Shares upon an exercise of this Warrant, including, without limitation under Section 3(a)(9) of the Securities Act by virtue of a cashless exercise under this
Section 3(a)(ii), then this Warrant shall not be exercisable until such Restrictive Legend Event shall have ceased or there shall be an available exemption from the registration requirements under the Securities Act.
     For purposes of Rule 144 promulgated under the Securities Act, it is intended that the Warrant Shares issued in a cashless exercise under this Section 3(a)(ii) shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issue Date.
     Anything herein to the contrary notwithstanding (including, without limitation, the foregoing provisions of this Section 3(a)(ii)), the Company shall maintain the effectiveness under the Securities Act of the Registration Statement covering all of the Warrants Shares (and any other securities which may from time to time be issuable upon exercise of this Warrant) and the availability of a current prospectus relating thereto at all times prior to, and, without limitation of the foregoing, shall not suspend or withdraw the effectiveness of the Registration Statement, either temporarily or permanently, until after the earliest of (i) the Expiration Time (or if as of the Expiration Time, any portion of this Warrant shall have been exercised but the Warrant Shares (or any other securities which may from time to time be issuable upon exercise of this Warrant) issuable upon such exercise shall not have been delivered to the Holder or its designee, the date after the Expiration Time that such Warrant Shares (or such other securities) have been so delivered), (ii) any cancellation of this Warrant in whole pursuant to Section 4 or (iii) the exercise in full of this Warrant.
          (b) The Warrant Shares purchased hereunder shall be deemed to be issued to the Holder or the Holder’s designee, as the record owner of such shares, as of 5:00 P.M. New York City time on the date on which the completed and signed Notice of Exercise shall have been delivered and, in the case of an exercise pursuant to Section 3(a)(i), the aggregate Exercise Price for the Warrant Shares purchased shall have been paid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Notice of Exercise, shall be transmitted by the Company’s transfer agent by crediting the account of the Holder’s prime broker with The Depository Trust Company (“DTC”) through its Deposit / Withdrawal At Custodian (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery of certificates to the address specified by the Holder in the Notice of Exercise, within a reasonable time, not exceeding three Trading Days after this

Warrant shall have been so exercised, including the delivery of a completed Notice of Exercise and, in the case of an exercise pursuant to Section 3(a)(i), delivery of the aggregate Exercise Price for the Warrant Shares purchased (the “Warrant Share Delivery Date”). The Warrant Shares so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder in the Notice of Exercise.
          (c) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder the applicable Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to issue and deliver such Warrant Shares to the Holder shall terminate, or (ii) promptly issue and deliver such Warrant Shares by crediting such Holder’s account with DTC or issuing physical certificates for such Warrant Shares, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares times (B) the Market Price on the date of exercise. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect to the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely credit the Holder’s account with DTC or to issue physical certificates, as applicable, upon exercise of this Warrant as required pursuant to the terms hereof. Anything herein to the contrary notwithstanding, if a Restrictive Legend Event occurs and if the Holder shall not have received actual notice of such Restrictive Legend Event from the Company prior to any date on which such Holder or its designee shall have delivered a completed and signed Notice of Exercise and, in the case of an exercise pursuant to Section 3(a)(i), the aggregate Exercise Price payable in connection with such exercise, then, for purposes of this Section 3(c), such exercise shall be deemed a valid exercise of this Warrant, and, for purposes of clarity, the Company hereby acknowledges and agrees that this Section 3(c) shall be applicable to any failure by the Company to deliver the Warrant Shares that would have been deliverable upon such exercise to the Holder on or before the applicable Warrant Share Delivery Date, notwithstanding the fact that, pursuant to Section 3(a)(ii), this Warrant may not be exercisable as a result of such Restrictive Legend Event.
          (d) Notwithstanding anything herein to the contrary, except as provided in Section 4, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two Trading Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Company’s transfer agent for the Common Stock shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this Section 3(d), following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
          (e) In addition to any other rights available to the Holder, if (i) the Company fails for any reason other than the occurrence of a Restrictive Legend Event to deliver to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date by transfer pursuant to the DWAC system or by delivery of physical certificates, as applicable (a “Delivery Failure”), or (ii) a Restrictive Legend Event occurs, then (x) with respect to a Delivery Failure, the Company shall be liable to the Holder for liquidated damages in an amount equal to 1.5% of the aggregate Exercise Price of the Warrant Shares issuable pursuant to such exercise for each 30-day period (or pro rata portion thereof) beginning on the day immediately after the Warrant Share Delivery Date to but excluding the date on which such Warrant Shares are delivered to the Holder and (y) with respect to a Restrictive Legend Event, the Company shall be liable to the Holder for liquidated damages in an amount equal to

1.5% of the aggregate Exercise Price of all of the Warrant Shares issuable upon exercise of this Warrant for each 30-day period (or pro rata portion thereof) beginning on the day that such Restrictive Legend Event first occurs to but excluding the date on which the Holder shall have received written notice of the cessation of such Restrictive Event Legend from the Company. Such liquidated damages shall be payable in cash by wire transfer to the Holder (if the Holder shall have provided wire transfer instructions to the Company) or by check mailed to the address of the Holder as shown on the Company’s transfer books for this Warrant, and shall be payable on the Business Day immediately following the last day of each such 30-day period and, if applicable, on the day that such Warrant Shares are delivered to the Holder or the Business Day immediately following the cessation of such Restrictive Legend Event, as the case may be. Notwithstanding the foregoing, in no event will the aggregate liquidated damages payable under this Section 3(e) exceed 10% of the aggregate Exercise Price for all of the Warrant Shares issuable hereunder.
          (f) Notwithstanding anything to the contrary herein, the Holder shall not have the right to exercise any portion of this Warrant, pursuant to this Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder would beneficially own in excess of 9.999% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the immediately preceding sentence, the number of shares of Common Stock beneficially owned by the Holder shall include the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination pursuant to the immediately preceding sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder. Except as set forth in the preceding sentence, for purposes of this Section 3(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Section 3(f), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the latest of (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other more recent notice by the Company or the Company’s transfer agent for the Common Stock setting forth the number of shares of Common Stock outstanding. Following the written or oral request of the Holder, the Company shall, or shall cause its transfer agent to, within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 3(f) may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Company, and the provisions of this Section 3(f) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).
     Section 4. Call Right.
          (a) If (i) the Registration Statement covering all of the shares of Common Stock (the “Company Shares”) issuable upon exercise of all of the Company Warrants (as defined below) is effective and a current prospectus relating to the Company Shares issuable upon exercise of all of the Company Warrants is available, in each case at all times from and including the date that the applicable Call Notice (as defined below) is sent by the Company through and including the fourth Trading Day after the applicable Call Date (as defined below), or, if the Holder shall have duly exercised all or any portion of this Warrant by 5:00 p.m., New York City time, on such Call Date, through and including the date of delivery to the Holder of the Warrant Shares issuable upon such exercise, (ii) the two-year anniversary of the Original Issue Date has occurred and (iii) the average of the Market Price of the Common Stock for any 20 Trading Days within a 30-Trading Day period ending no more than three Trading Days prior to the date on which the Call Notice is delivered to the Holder (such 30-Trading Day period hereinafter called the “Measurement Period”) equals or exceeds $___ (the “Threshold Price”) (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Original Issue Date), then the Company may, no more than three Trading

Days after the last day of such Measurement Period, call for cancellation all or any portion of the outstanding Company Warrants (including, without limitation, this Warrant) for which a Notice of Exercise has not yet been delivered (such right, a “Call”). Any Call by the Company of only a portion of the Company Warrants (including, without limitation, this Warrant) shall be exercised on a pro rata basis among all the outstanding Company Warrants (including, without limitation, this Warrant) based upon the number of shares of Common Stock issuable upon exercise of all of the Company Warrants for which a Notice of Exercise has not yet been delivered.
          (b) To exercise a Call, the Company must deliver to each registered holder of a Company Warrant (including, without limitation, the Holder of this Warrant) an irrevocable written notice (a “Call Notice”), indicating therein the unexercised portion of the Company Warrants registered in the name of such holder to which such Call Notice applies and the time and date by which such portion of such Company Warrants must be exercised to avoid cancellation thereof as described below. Deposit of such Call Notice with a recognized overnight delivery service or with the U.S. Postal Service within the above three Trading Day period shall be considered a timely Call. If the conditions set forth above for such Call are satisfied (including, without limitation, the condition set forth in clause (i) of Section 4(a)), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise and (unless the exercise is to be by cashless exercise pursuant to
Section 3(a)(ii)) the applicable aggregate Exercise Price shall not have been received by 5:00 p.m., New York City time, on the 60th calendar day after the date the Call Notice is sent to the Holder or, if such day is not a Business Day, the next succeeding Business Day (such date, the “Call Date”) will be cancelled automatically immediately after 5:00 p.m., New York City time, on such Call Date. Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered, with (unless the exercise is to be by cashless exercise pursuant to Section 3(a)(ii)) the applicable aggregate Exercise Price through 5:00 p.m., New York City time, on the Call Date. Any Notice of Exercise delivered following a Call Notice shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (x) this Warrant then permits the Holder to acquire 100 Warrant Shares, (y) a Call Notice pertains to 75 of such Warrant Shares, and (z) prior to 5:00 p.m., New York City time, on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (1) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (2) the Company, in the time and manner required under Section 3, will issue and deliver to the Holder 50 Warrant Shares (or such lesser number of Warrant Shares as shall be issuable in the event of cashless exercise pursuant to Section 3(a)(ii)) in respect of the exercise following receipt of the Call Notice, and (3) the Holder may, until the Expiration Time, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). The Company may, on the terms and subject to the conditions set forth in this Section 4, deliver subsequent Call Notices for any unexercised portion of the Company Warrants.
     Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant Shares in a name other than that of the Holder, and in such case, the Company shall not be required to issue or deliver any Warrant Shares until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.
     Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for this Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of this mutilated Warrant or of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.
     Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares of Common Stock to provide for the exercise of all outstanding Company Warrants. The Company agrees that all Warrant Shares issued upon due exercise of this Warrant shall be, at the time of delivery for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company and shall be free and clear of all liens, claims or encumbrances and the issuance thereof shall not be subject to any preemptive or other similar rights.
     Section 8. Adjustments. The Exercise Price, the number of Warrant Shares issuable upon exercise of this Warrant and the securities or other property issuable upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 8.
          (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price in effect immediately prior to the record date for any such dividend or distribution or the effective date of any such subdivision or combination, shall be adjusted by multiplying such Exercise Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 8(a), the number of Warrant Shares purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately thereafter, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. The adjustments provided for under this Section 8(a) shall be made successively whenever any event listed above shall occur.
          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation or other entity in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation or other entity shall be effected (each, a “Fundamental Transaction”), then, as a condition of such Fundamental Transaction, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to exercise this Warrant and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities, cash or other assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had this Warrant been exercised in full immediately prior to such Fundamental Transaction (the “Transaction Consideration”), and in any such case appropriate provision (as determined in good faith by the Board) shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant (including, without limitation, provisions relating to the adjustment of the Exercise Price, the number of Warrant Shares issuable upon exercise of this Warrant and the securities or other property issuable upon exercise of this Warrant) and all references in this Warrant to “Common Stock” shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any Transaction Consideration deliverable upon the exercise hereof. The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof the successor corporation or other entity (if other than the Company) resulting from any such consolidation or merger, or the corporation or other entity purchasing or otherwise acquiring such assets or other appropriate corporation or other entity shall assume in writing the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such Transaction Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive upon exercise hereof, and the other obligations under this Warrant. Without limiting the generality of the foregoing, the terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving corporation or other entity to comply with the provisions of this Section 8(b) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Transaction Consideration in a reasonable manner reflecting the relative value of any different components of the Transaction Consideration, if applicable. If holders of Common Stock are given any choice as to the shares of stock, securities, cash or other assets to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Transaction Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

At the Holder’s request, any successor to the Company or surviving corporation or other entity in such Fundamental Transaction shall issue to the Holder a new Warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Transaction Consideration for the aggregate Exercise Price upon exercise thereof. Notwithstanding the foregoing provisions of this Section 8(b), in the event of a Fundamental Transaction other than a Fundamental Transaction in which the successor corporation or other entity is a publicly traded corporation or other entity whose common stock or other common equity is quoted or listed for trading on a Trading Market and which assumes this Warrant such that this Warrant or any warrant issued in substitution herefor shall be exercisable for the publicly traded common stock or other common equity of such successor corporation or other entity, then the Company or any successor corporation or other entity shall pay at the Holder’s option (the “Cash-Out Option”), exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal (the “Cash-Out Amount”) to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP (as defined below) of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction. If the Holder exercises the Cash-Out Option, then the Holder shall surrender this Warrant to the Company for cancellation and the Company or any successor corporation or other entity shall pay the Cash-Out Amount by wire transfer to the Holder (if the Holder shall have provided wire transfer instructions to the Company) or by check mailed to the address of the Holder as shown on the Company’s transfer books for this Warrant, such payment to be made not later than the last to occur of (i) three Business Days after the surrender of this Warrant to the Company or such successor or (ii) the consummation of the applicable Fundamental Transaction. The provisions of this Section 8(b) shall similarly apply to successive Fundamental Transactions if this Warrant is then outstanding. For purposes of this Warrant “VWAP” means for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the volume weighted average of the prices per share of the Common Stock traded on such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 A.M. New York City time to 4:00 P.M. New York City time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the Bulletin Board, the volume weighted average of the prices per share of the Common Stock traded on such date (or the nearest preceding date) on the Bulletin Board; (c) if the Common Stock is not then listed or quoted on a Trading Market or the Bulletin Board and if prices for the Common Stock are then reported in the Pink Sheets published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the last bid price per share of the Common Stock so reported on such date (or the most recent bid price if none is reported for such date); or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Board.
          (c) If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by Section 8(a)), (iii) rights or warrants to subscribe for or purchase any security (other than as specified in Section 8(g)), (iv) cash (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus) or (v) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.
          (d) Except as provided in Section 8(e), if and whenever the Company shall issue or sell, or is, in accordance with any of
Sections 8(d)(1) - (6), deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Exercise Price =	(A x B) + D
A+C

               where
               “A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;
               “B” equals the Exercise Price in effect immediately preceding such Trigger Issuance;
               “C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and
               “D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;
provided, however, that in no event shall the Exercise Price after giving effect to such Trigger Issuance be greater than the Exercise Price in effect prior to such Trigger Issuance.
          For purposes of this Section 8(d), “Additional Shares of Common Stock” means all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 8(d), other than Excluded Issuances (as defined in Section 8(e)).
          For purposes of this Section 8(d), the following Sections 8(d)(1) - (d)(6) shall also be applicable:
     (1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the aggregate consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities, as the case may be, issuable upon the exercise of such Options) is less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for the price per share determined pursuant to this Section 8(d)(1) as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in Section 8(d)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.
     (2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the aggregate consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in Section 8(d)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of Section 8(d).
     (3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 8(d)(l), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 8(d)(1) or Section 8(d)(2), or the rate at which Convertible Securities referred to in Section 8(d)(1) or Section 8(d)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. Upon the termination of any Option for which any adjustment was made pursuant to this Section 8(d) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this Section 8(d) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.
     (4) Stock Dividends. Subject to the provisions of this Section 8(d), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.
     (5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes Option Pricing Model or another method mutually agreed to by the Company and the Holder). The Board shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. If the Board and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser who is experienced in such matters to determine the fair market value thereof. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.
     (6) Nasdaq Limitation. Notwithstanding any other provision in Section 8(d) to the contrary, if a reduction in the Exercise Price pursuant to Section 8(d) (other than as set forth in this Section 8(d)(6)) would require the Company to obtain stockholder approval of the transactions contemplated by the Subscription Agreement pursuant to Nasdaq Marketplace Rule 4350(i) and such stockholder approval has not been obtained, (i) the Exercise Price shall be reduced to the maximum extent that would not require stockholder approval under such Rule, and (ii) the Company shall use its commercially reasonable efforts to obtain such stockholder approval as soon as reasonably practicable, including by calling a special meeting of stockholders to vote on such Exercise Price adjustment.
          (e) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price pursuant to Section 8(d) in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board or the compensation committee of the Board, (B) shares of Common Stock issued upon the conversion, exercise or exchange of Options or Convertible Securities issued prior to the Original Issue Date; provided that neither the conversion price, exercise price nor number of shares issuable under such Options or Convertible Securities is amended, modified or changed after Original Issue Date other than pursuant to the provisions of such Options or Convertible Securities as they exist as of the Original Issue Date, (C) securities issued pursuant to the Subscription Agreement and the other similar subscription agreements entered into by the Company and the purchasers of the other Company Warrants or the shares of Common Stock issued upon exercise of this Warrant or the other Company Warrants, (D) shares of Common Stock, Options or Convertible Securities issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Exercise Price pursuant to the provisions of Sections 8(a), 8(b) or 8(c)) and (E) issuances of rights and other securities pursuant to a Rights Plan as described in Section 8(g) (collectively, “Excluded Issuances”).
          (f) Simultaneously with any adjustment to the Exercise Price pursuant to Section 8(d), the number of Warrant Shares purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately thereafter. Notwithstanding any other provisions of Section 8(d) to the contrary, no adjustment provided for in Section 8(d) shall result in a reduction of the Exercise Price to an amount less than $                    1 per Warrant Share (as appropriately adjusted for the occurrence of any events described in Sections 8(a), 8(b) or 8(c)).
          (g) If the Rights Agreement between the Company and Mellon Investor Services LLC, as Rights Agent, dated as of July 7, 2005, as amended as of July 3, 2008, and as further amended or supplemented from time to time, or any successor or similar rights plan (a “Rights Plan”) is in effect upon the exercise of this Warrant, the Holder will receive, in addition to the Warrant Shares issuable upon such exercise, the rights issuable under such Rights Plan with respect to such Warrant Shares unless prior to such exercise the rights shall have separated from the Common Stock and, pursuant to the terms of the Rights Plan, no additional rights may be issued thereunder, in which case, such holder shall be entitled to receive, in addition to such Warrant Shares, such number of equivalent rights that entitle the Holder to acquire shares of capital stock, securities, indebtedness, cash or other assets on the same terms and conditions as the rights issued under the Rights Plan; provided that (i) no such distribution of rights shall be required if, at the time of such exercise, all of the rights issued under the Rights Plan shall have expired or (subject to the next sentence) been redeemed or exchanged, or if the Rights Plan shall have been terminated or

[1]	Insert Nasdaq closing bid price of the Common Stock on the pricing date.

expired and (ii) if so provided by the Rights Plan, such rights shall be evidenced by the certificates evidencing such Warrant Shares and shall not be separable from such Warrant Shares until the occurrence of events, if any, specified by such Rights Plan that would cause the separation of the rights issued thereunder. If rights issued under the Rights Plan are redeemed for shares of capital stock, securities, indebtedness, cash or other assets or otherwise exchanged for shares of capital stock, securities, indebtedness, cash or other assets prior to the exercise of this Warrant, then upon the exercise of this Warrant, the Holder will receive, in addition to the Warrant Shares issuable upon such exercise, the appropriate number of such shares of capital stock, securities, indebtedness, cash or other assets that such Holder would have received had the rights that would have accompanied such Warrant Shares been issued to such Holder.
          (h) All adjustments under this Section 8 shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.
          (i) In the event that, as a result of an adjustment made pursuant to this Section 8, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant and the Exercise Price shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of this Section 8.
          (j) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable, with one-half of a cent or 5/1000th of a share rounded upwards.
          (k) For purposes of this Section 8, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock.
     Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Holder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.
     Section 10. Benefits. Except as provided in Section 14, nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Holder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.
     Section 11. Notices to Holder.
          (a) Upon the occurrence of each adjustment pursuant to Section 8, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, in good faith, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.
          (b) If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 10 Trading Days prior to the applicable record or effective date on which a person or entity would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all reasonable steps to give the Holder the practical opportunity to exercise this Warrant prior to such time; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
     Section 12. Identity of Transfer Agent. The transfer agent for the Common Stock is Mellon Investor Services LLC. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of this Warrant, the Company will mail to the Holder a statement setting forth the name and address of such transfer agent.
     Section 13. Notices. Except as expressly provided herein, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: (i) if to the Holder, at its address as set forth in the Company’s books and records and (ii) if to the Company, at the address as follows:
Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, California 91311
Attention: Chief Financial Officer
Fax: (818) 734-5321
or such other address as the Company or the Holder may designate by ten days’ advance written notice to the other in accordance with this Section 13.
     Section 14. Successors. All the covenants and provisions hereof by or for the benefit of the Holder shall bind and inure to the benefit of its respective successors and assigns hereunder.
     Section 15. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York. To the maximum extent permitted under applicable law, the Company and, by accepting this Warrant, the Holder, each (i) irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby, (ii) agrees that service of process in connection with any such suit, action or proceeding may be served on it anywhere in the world by the same methods as are specified for the giving of notices under this Warrant, (iii) irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court and (iv) irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
     Section 16. No Rights as Stockholder. Prior to the exercise of this Warrant, the Holder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.
     Section 17. Amendment; Waiver. This Warrant is one of a series of Warrants of like tenor issued by the Company on the Original Issue Date and initially covering an aggregate of                      shares of Common Stock (collectively, and including, without limitation, this Warrant, the “Company Warrants”). Any term of this

Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Warrants representing at least a majority of the number of shares of Common Stock then issuable upon exercise of all outstanding Company Warrants; provided, that (x) any such amendment or waiver must apply to all Company Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Exercise Price and the Expiration Time may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Holder.
     Section 18. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.
     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the                      day of September, 2008.

CAPSTONE TURBINE CORPORATION

By:
Name:
Title:

Appendix A
CAPSTONE TURBINE CORPORATION
NOTICE OF EXERCISE
Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, California 91311
Attention: Chief Financial Officer
     The undersigned hereby irrevocably elects under Section 3(a)(i) of Warrant No.___ issued by Capstone Turbine Corporation (the “Warrant”) to exercise the right of purchase represented by the Warrant for, and to purchase thereunder by the payment of the Exercise Price,                                   shares of Common Stock (“Warrant Shares”) provided for therein, and requests that the Warrant Shares be issued as follows:

Name
Address

Federal Tax ID or Social Security No.

and delivered by ☐ certified mail to the above address
☐ electronically (provide DWAC Instructions: ) ☐ other (specify)
     If the undersigned is delivering the certificate evidencing the Warrant and if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, a new Warrant for the balance of the Warrant Shares purchasable upon exercise of the Warrant shall be registered in the name of the undersigned Holder or the undersigned’s assignee as below indicated and delivered to the address stated below.
     Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that, after giving effect to the exercise provided for in this Exercise Notice, such Holder will not have beneficial ownership of a number of shares of Common Stock which exceeds 9.999% of the total outstanding shares of Common Stock as determined pursuant to the provisions of Section 3(f) of the Warrant, unless such provisions have been waived by such Holder in accordance with the provisions of such section. In determining whether the Holder will not have beneficial ownership of a number of shares of Common Stock which exceeds 9.999%, the Company may rely on the above representation and warranty of the Holder. Capitalized terms used herein and not otherwise defined herein have the specific meanings set forth in the Warrant.

Dated:                    ,
Signature:

Note: The signature must correspond with the name of the Holder as written on the first page of the Warrant being exercised in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.

Name (please print)

Address

Federal Identification or
Social Security No.

Assignee:

Appendix B
CAPSTONE TURBINE CORPORATION
NOTICE OF EXERCISE
Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, California 91311
Attention: Chief Financial Officer
     The undersigned hereby irrevocably elects under Section 3(a)(ii) of Warrant No.___ issued by Capstone Turbine Corporation (the “Warrant”) to exercise the right of purchase represented by the Warrant for, and to purchase thereunder by cashless exercise of this Warrant,                      shares of Common Stock (“Warrant Shares”) provided for therein, and requests that the Warrant Shares be issued as follows:

Name
Address

Federal Tax ID or Social Security No.

and delivered by	☐ certified mail to the above address, or
☐ electronically (provide DWAC Instructions:
), or
☐ other (specify)
     If the undersigned is delivering the certificate evidencing the Warrant and if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, a new Warrant for the balance of the Warrant Shares purchasable upon exercise of the Warrant shall be registered in the name of the undersigned Holder or the undersigned’s assignee as below indicated and delivered to the address stated below.
     Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that, after giving effect to the exercise provided for in this Exercise Notice, such Holder will not have beneficial ownership of a number of shares of Common Stock which exceeds 9.999% of the total outstanding shares of Common Stock as determined pursuant to the provisions of Section 3(f) of the Warrant, unless such provisions have been waived by such Holder in accordance with the provisions of such section. In determining whether the Holder will not have beneficial ownership of a number of shares of Common Stock which exceeds 9.999%, the Company may rely on the above representation and warranty of the Holder. Capitalized terms used herein and not otherwise defined herein have the specific meanings set forth in the Warrant.

B-1

Dated:                    ,
Signature:

Note: The signature must correspond with the name of the Holder as written on the first page of the Warrant being exercised in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.

Name (please print)

Address

Federal Identification or
Social Security No.

Assignee:

B-2

Prospectus
$150,000,000
Common Stock
Common Stock Warrants
Preferred Stock
Debt Securities

     We may from time to time offer, issue and sell, in one or more series, together or separately, the following:
•	shares of our common stock;

•	warrants to purchase shares of our common stock;

•	shares of our preferred stock;

•	debt securities, which may be either senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness; or

•	any combination of these securities, individually or as units.
     We will offer such securities at an aggregate public offering price of up to $150,000,000, or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars, on terms determined at the time we offer such securities. We may offer such securities separately or together, in separate classes or series, in amounts, at prices and on terms set forth in an applicable prospectus supplement to this prospectus.
     The applicable prospectus supplement will also contain information about any listing on a securities exchange of the securities covered by such prospectus supplement.
     We may sell these securities directly through agents designated from time to time by us, or to or through underwriters or dealers, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “Plan of Distribution.” Our estimated net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement. No securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such securities.
     Our common stock is listed on the Nasdaq National Market under the symbol “CPST.”
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 14, 2005

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any other documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
     References in this prospectus to “Capstone,” “the Company,” “we,” “us” and “our” refer to Capstone Turbine Corporation, a Delaware corporation, unless the context otherwise requires

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to an aggregate offering price of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus (including the information incorporated by reference) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning, among other things, our future results of operations, research and development activities, sales expectations, our ability to develop markets for our products, sources for parts, federal, state and local regulations, and general business, industry and economic conditions applicable to us. When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “should,” “could,” “may” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operation trends, are based upon our current expectations and various assumptions.
     There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Factors that could cause our actual results to differ materially from the forward-looking statements include:
•	Our operating history is characterized by net losses, and we anticipate further losses and may never become profitable;

•	A sustainable market for microturbines may never develop or may take longer to develop than we anticipate, which would adversely affect our revenues and profitability;

•	We operate in a highly competitive market among competitors who have significantly greater resources than we have and we may not be able to compete effectively;

•	If we do not effectively implement our sales, marketing and service plans, our sales will not grow and our profitability will suffer;

•	We may not be able to retain or develop distributors in our targeted markets, in which case our sales would not increase as expected;

•	Over the past year, our largest customer’s performance as it relates to engineering, installation and provision of aftermarket services has been below our standards, and, if not rectified, could have a significant impact on our reputation and products; if this relationship is terminated, our near-term sales, cash flow and profitability could be adversely affected;

•	Our largest customer, while important to us, has not and may not achieve its forecasted sales growth, which could affect our ability to meet our sales, cash flow and profitability targets;

•	We may not be able to develop sufficiently trained applications engineering, installation and service support to serve our targeted markets;

•	Changes in our product components may require us to replace parts held at distributors and Authorized Service Companies;

•	We operate in a highly regulated business environment and changes in regulation could impose costs on us or make our products less economical, thereby affecting demand for our microturbines;

•	Utility companies or governmental entities could place barriers to our entry into the marketplace and we may not be able to effectively sell our product;

•	Product quality expectations may not be met, causing slower market acceptance or warranty cost exposure;

•	We depend upon the development of new products and enhancements of existing products;

•	Operational restructuring may result in asset impairment or other unanticipated charges;

•	We may not achieve production cost reductions necessary to competitively price our product, which would impair our sales;

•	Commodity market factors impact our costs and availability of materials;

•	Our suppliers may not supply us with a sufficient amount of components or components of adequate quality, and we may not be able to produce our product;

•	Our products involve a lengthy sales cycle and we may not anticipate sales levels appropriately, which could impair our potential profitability;

•	Potential intellectual property, stockholder or other litigation may adversely impact our business;

•	We may be unable to fund our future operating requirements, which could force us to curtail our operations;

•	We may not be able to effectively manage our growth, expand our production capabilities or improve our operational, financial and management information systems, which would impair our sales and profitability;

•	Our success depends in significant part upon the service of management and key employees;

•	We cannot be certain of the future effectiveness of our internal controls over financial reporting or the impact thereof on our operations or the market price of our common stock;

•	Our business is especially subject to the risk of earthquake; and

•	We face potentially significant fluctuations in operating results, and the market price of our common stock is highly volatile and may change regardless of our operating performance.
     We caution you that these factors, as well as the risk factors included or incorporated by reference in this prospectus or any prospectus supplement, may not be exhaustive. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements. You are advised to review any further disclosures we make on related subjects in reports we file with the SEC. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws.
THE COMPANY
     We develop, manufacture, market and service microturbine technology solutions for use in stationary distributed power generation applications, such as cogeneration (combined heat and power and combined cooling, heat and power), resource recovery, power reliability and remote power. In addition, our microturbines can be used as generators for hybrid electric vehicle applications. Microturbines allow customers to produce power on-site. There are several technologies which are used to provide “on-site power generation”, also called “distributed generation” such as reciprocating engines, solar power, wind powered systems and fuel cells. For customers who do not have access to the electric utility grid, microturbines can provide clean, on-site power with lower scheduled maintenance intervals and greater fuel flexibility than competing technologies. For customers with access to the electric grid, microturbines can provide an additional source of continuous duty power, thereby providing additional reliability and in some instances, cost savings. With our stand-alone feature, customers can produce their own energy in the event of a power outage and can use the microturbines as their primary source of power for extended periods. Because our microturbines also produce clean, usable heat energy, they can provide economic advantages to customers who can benefit from the use of hot water, air conditioning and direct hot air.
     Our principal executive offices are located at 21211 Nordhoff Street, Chatsworth, California 91311; our telephone number at that address is: (818) 734-5300. Our web site address is “www.capstoneturbine.com”. Information on our web site is not part of this prospectus.
USE OF PROCEEDS
     Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions and repurchases or redemptions of securities. When particular series of securities are offered, a prospectus supplement related to that offering will set forth our intended use of the net proceeds received from the sale of those securities. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay indebtedness outstanding at that time until they are used for their stated purpose.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

							Three					Three
							Months					Months
							Ended	Fiscal Year Ended				Ended
	Fiscal Year Ended December 31,						March 31,	March 31,				June 30,
	2000		2001		2002		2003	2004		2005		2005
Ratio of earnings to fixed charges(1)	N/A	(1)	N/A	(1)	N/A	(1)	N/A (1)	N/A	(1)	N/A	(1)	N/A (1)
Ratio of combined fixed charges and preference dividends to earnings	N/A		N/A		N/A		N/A	N/A		N/A		N/A

(1)	For the fiscal years ended December 31, 2000, 2001 and 2002, the three months ended March 31, 2003, the fiscal years ended March 31, 2004 and 2005 and the three months ended June 30, 2005, our earnings were inadequate to cover fixed charges. The coverage deficiencies were $31,868,000, $46,859,000, $74,355,000, $7,635,000, $47,739,000, $39,451,000, and $10,865,000, respectively.

For purposes of calculating the ratios of earnings to fixed charges, (i) fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rental expense; and (ii) earnings consist of pre-tax loss from operations and fixed charges (excluding capitalized interest).
GENERAL DESCRIPTION OF SECURITIES WE MAY SELL
     We, directly or through agents, dealers or underwriters that we may designate, may offer and sell, from time to time, up to $150,000,000 (or the equivalent in one or more foreign currency units) aggregate initial offering price of:
•	shares of our common stock;

•	warrants to purchase shares of our common stock;

•	shares of our preferred stock;

•	debt securities, which may be senior debt securities or subordinated debt securities; or

•	any combination of these securities, individually or as units.
     We may offer and sell these securities either separately or together as units consisting of one or more of these securities, each on terms to be determined at the time of the offering. We may issue debt securities and/or preferred stock that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.
DESCRIPTION OF COMMON STOCK
     Our authorized capital stock consists of 415,000,000 shares of common stock, $0.001 par value. As of August 31, 2005, there were 85,268,726 shares of our common stock outstanding.
     This section summarizes the general terms of the common stock that we may offer. A prospectus supplement relating to the common stock offered will state the number of shares offered, the initial offering price and the market price, dividend information and any other relevant information. The summaries in this section and the prospectus supplement do not describe every aspect of the common stock. When evaluating the common stock, you should also refer to our second amended and restated certificate of incorporation, our amended and restated bylaws and the General Corporation Law of the State of Delaware (“DGCL”). Our second amended and restated certificate of incorporation and amended and restated bylaws are incorporated by reference in the registration statement.
Terms of the Common Stock
     The holders of our common stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors, subject to any preferential dividend rights granted to the holders of any outstanding series of preferred stock. We currently intend to retain any earnings if and when we become profitable for use in our business and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. We have never declared or paid any cash dividends on our capital stock. In the future, the decision to pay any cash dividends will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors as our board of directors, in its sole discretion, may consider relevant. In the event of our liquidation or dissolution, holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Cumulative voting for directors is not permitted, which means the holder or holders of more than one-half of the shares voting for the election of directors can elect all of the directors then being elected. Our board of directors is not divided into classes. Our second amended and restated certificate of incorporation and amended and restated bylaws contain no provisions that would require greater than a majority of stockholders to approve mergers, consolidations, sales of a substantial amount of assets, or other similar transactions. Our common stockholders do not have preemptive rights to purchase shares of our common stock. The issued and outstanding shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are, and any shares of common stock issued will be, upon payment therefor, fully paid and nonassessable, which means that holders of our common stock will have paid their purchase price in full and we may not require them to pay additional funds. The rights, preferences and privileges of holders of our common stock are subject to those of the holders of any preferred stock that we may issue in the future.
Anti-Takeover Considerations and Special Provisions of Delaware Law, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws
     Stockholder Rights Plan
     On July 7, 2005, we entered into a rights agreement with Mellon Investor Services LLC, as rights agent. In connection with the rights agreement, our board of directors authorized and declared a dividend distribution of one preferred stock purchase right for each share of our common stock authorized and outstanding at the close of business on July 18, 2005. Each right entitles the registered holder to purchase from us a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, at a purchase price of $10.00 per unit, subject to adjustment. The description and terms of the rights are set forth in the rights agreement. Initially, the rights will be attached to all common stock certificates representing shares then outstanding, and no separate rights certificates will be distributed. Subject to certain exceptions specified in the rights agreement, the rights will separate from the common stock and will be exercisable upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders, or (ii) 10 days (or such later date as our board of directors shall determine) following the commencement of a tender offer or exchange offer (other than certain permitted offers described in the rights agreement) that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock. The rights expire on July 18, 2015, unless such date is extended or the rights are earlier redeemed or exchanged by us. The rights are intended to protect our stockholders in the event of an unfair or coercive offer to acquire the Company. The rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of Capstone and its stockholders, as determined by the board of directors. The rights should also not interfere with any merger or other business combination approved by the board of directors.
     Delaware Anti-Takeover Law
     We are subject to the provisions of Section 203 of the DGCL, which regulates corporate takeovers. This section prevents Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•	A stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an interested stockholder);

•	An affiliate of an interested stockholder; or

•	An associate of an interested stockholder,
for three years following the date that the stockholder became an interested stockholder.
     Section 203 of the DGCL defines “business combination” to include:

•	Any merger or consolidation involving the corporation and the interested stockholder;

•	Any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	Subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	The receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
     However, the above provisions of Section 203 do not apply if:
•	Our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of that transaction;

•	Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers; or

•	On or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
     This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.
     Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
     A number of provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers that may be considered by some stockholders to be in their best interests, such as those attempts that might result in a premium over the market price for the shares held by stockholders. Certain provisions could delay or impede the removal of incumbent directors even if such removal would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our stockholders.
     Meetings of and Actions by Stockholders. Our amended and restated bylaws provide that annual meetings of our stockholders may take place at the time and place designated by our board of directors. A special meeting of our stockholders may be called at any time by the chairman of the board of directors, or by a majority of the directors or by a committee of the board of directors that has been granted the power to call such meetings. Stockholders may take action only at a regular or special meeting of stockholders and not by written consent without a meeting.
     Cumulative Voting. Our amended and restated bylaws expressly deny stockholders the right to cumulative voting in the election of directors.

     Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not less than 120 days prior to the first anniversary of the date Capstone’s proxy statement was released to security holders in connection with the preceding year’s annual meeting. If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder in order to be timely must be received by Capstone no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date the meeting was made, whichever comes first. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
     Filling of Board Vacancies. Our second amended and restated certificate of incorporation and our amended and restated bylaws provide that vacancies in the board of directors may be filled until the next annual meeting of stockholders by a majority of the directors remaining in office, even though that number may be less than a quorum of the board of directors, or by a sole remaining director.
     Amendment of the Certificate of Incorporation. Our second amended and restated certificate of incorporation may be amended, altered, changed or repealed in the manner prescribed by the DGCL. However, no amendment, alteration, change or repeal may be made with respect to Article V (amendment of the bylaws by the stockholders), Article VI (number of directors), Article VII (term of office of directors after an increase or decrease in the number of directors), Article IX (action by stockholders), Article X (calling of special meetings of the stockholders) or Article XI (amending the second amended and restated certificate of incorporation) without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2 / 3%) of the outstanding voting stock of the corporation, voting together as a single class.
     Amendment of the Bylaws. Our amended and restated bylaws may be rescinded, altered, amended or repealed, and new bylaws may be made (i) by the board of directors, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the board of directors, or (ii) by the stockholders, by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2 / 3%) of the outstanding voting stock of the corporation, voting together as a single class, at any annual or special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of the annual or special meeting. The bylaws can only be amended if such amendment would not conflict with the certificate of incorporation. Any bylaw made or altered by the requisite number of stockholders may be altered or repealed by the board of directors or by the requisite number of stockholders.
Limitations on Liability and Indemnification of Officers and Directors
     We have adopted provisions in our second amended and restated certificate of incorporation and amended and restated bylaws which require us, to the fullest extent permitted by the DGCL, to indemnify all directors and officers of Capstone against any liability and to advance indemnification expenses on behalf of all directors and officers of Capstone. In addition, our amended and restated bylaws provide that we may, at the discretion of the board of directors, indemnify any person who is a party to any threatened, pending or completed action, suit or proceeding or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of Capstone or is or was serving at Capstone’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. To the full extent permitted by law, the indemnification provided under the amended and restated bylaws shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by Capstone in advance of the final disposition of such action, suit or proceeding. The indemnification provided under the amended and restated bylaws shall not be deemed to limit our right to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from Capstone may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     The second amended and restated certificate of incorporation further requires us to limit, to the fullest extent permitted by the DGCL, the liability for monetary damages of directors of Capstone for actions or inactions taken by them as directors. Our second amended and restated certificate of incorporation and amended and restated bylaws also empower us, to the fullest extent permitted by the DGCL, to purchase and maintain insurance on behalf of any such person against any liability which may be asserted.
     The limitation of liability and indemnification provisions in our second amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.
Transfer Agent and Registrar
     Mellon Investor Services LLC is the transfer agent and registrar for our common stock.
DESCRIPTION OF COMMON STOCK WARRANTS
     We may issue common stock warrants for the purchase of common stock. Common stock warrants may be issued independently or together with any other securities pursuant to any prospectus supplement and may be attached to or separate from such securities. Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between us and the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, will act solely as our agent in connection with the common stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants. Further terms of the common stock warrants and the applicable warrant agreements will be set forth in the prospectus supplement.
     The applicable prospectus supplement will describe the terms of any common stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•	the title of such common stock warrants;

•	the aggregate number of such common stock warrants;

•	the price or prices at which such common stock warrants will be issued;

•	the designation, number and terms of the shares of common stock purchasable upon exercise of such common stock warrants;

•	the date, if any, on and after which such common stock warrants and the related common stock will be separately transferable;

•	the price at which each share of common stock purchasable upon exercise of such common stock warrants may be purchased;

•	the minimum or maximum amount of such common stock warrants that may be exercised at any one time;

•	any provisions for adjustment of the number or amount of shares of common stock receivable upon exercise of the common stock warrants or the exercise price of the common stock warrants;

•	the dates or periods during which the common stock warrants are exercisable;

•	the designation and terms of any securities with which the common stock warrants are issued;

•	the rights, if any, we have to redeem the common stock warrants;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the common stock warrants;

•	the name of the warrant agent;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations applicable to the common stock warrants; and

•	any other material terms of such common stock warrants.
     Each common stock warrant will entitle the holder of warrants to purchase the amount of common stock, at the exercise price stated or determinable in the prospectus supplement for the common stock warrants. Common stock warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised common stock warrants will become void. Common stock warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in a prospectus supplement, we will, as soon as possible, forward the shares of common stock that the warrant holder has purchased. If the warrant holder exercises the common stock warrant for less than all of the common stock warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining common stock warrants.
     You should review the section captioned “Description of Common Stock” for a general description of the common stock that may be issued upon the exercise of the common stock warrants.
DESCRIPTION OF PREFERRED STOCK
General
     We are authorized to issue 10,000,000 shares of preferred stock, and no shares of preferred stock are currently issued and outstanding. Our preferred stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares of preferred stock.
     The following description of preferred stock sets forth some of the general terms and provisions of the preferred stock that may be specified in any prospectus supplement. Certain other terms of any series of preferred stock (which terms may be different than those stated below) will be described in the prospectus supplement to which such series relates. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the prospectus supplement, our second amended and restated certificate of incorporation (including the amendment describing the designations, rights, and preferences of each series of preferred stock) and amended and restated bylaws.
     Subject to limitations prescribed by the DGCL and our second amended and restated certificate of incorporation, our board of directors is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of any series of preferred stock, and the number of shares constituting any such series and the designation thereof. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.
     The applicable prospectus supplement will contain the specific terms relating to the preferred stock being offered, including:
•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	the dividend rate or rate(s), period(s) or method of calculating the rates and the dates on which dividends will be payable;

•	whether dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends on such preferred stock shall accumulate, if applicable;

•	the provision for a sinking fund, if any, and the provisions for redemption, if applicable, of such preferred stock;

•	any listing of such preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which such preferred stock will be convertible into our common stock, including the conversion price (or manner of calculating the conversion price) and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	a discussion of certain federal income tax considerations applicable to such preferred stock;

•	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up of affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of affairs;

•	any limitations on our ability to take certain actions without the consent of a specified number of holders of preferred stock; and

•	any other additional material terms, preferences, rights, qualifications, limitations or restrictions of such preferred stock.
Ranking
     Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all existing and future classes or series of common stock, and to all equity securities and any future series of preferred stock ranking junior to such preferred stock;

•	on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred stock.
Dividends
     Holders of preferred stock of each series shall be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends (or dividends in additional shares of preferred stock or in other property if expressly permitted and described in the applicable prospectus supplement) at the rates and on the dates set forth in the applicable prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by the board of directors.
     Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.
     Unless otherwise specified in the applicable prospectus supplement, if any, preferred stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend preferred stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred stock of such series.
     When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with such preferred stock shall be declared pro rata among the holders of such series, so that the amount of dividends declared per share on that series of preferred stock and on each other series of preferred stock having the same rank as that series of preferred stock will bear the same ratio to each other that accrued dividends per share on that series of preferred stock and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.
     Until required dividends are paid, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation).
     Any dividend payment made of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of preferred stock of such series which remains payable.

Redemption
     If so provided in the applicable prospectus supplement, any series of preferred stock may be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
     The prospectus supplement relating to a series of preferred stock that is subject to redemption will specify the number of shares of such preferred stock that we shall redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. We may pay the redemption price in cash, stock or other securities of third parties, or other property, as specified in the prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of our issuance of capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.
     So long as any dividends on any series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares. Unless the full cumulative dividends on all outstanding shares of any cumulative preferred stock of such series and any other stock of Capstone ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, we shall not purchase or otherwise acquire directly or indirectly any preferred stock of such series (except by conversion into or exchange for stock ranking junior to the preferred stock of such series as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of such preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.
     If we are to redeem fewer than all of the outstanding preferred stock of any series, whether by mandatory or optional redemption, our board of directors will determine the number of shares to be redeemed and the method for selecting shares to be redeemed, which may be by lot or pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us that will not result in the issuance of any excess shares.
     We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed. If notice of redemption of any preferred stock has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on shares of preferred stock called for redemption, such preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price (without interest).
Liquidation Preference
     Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, after distributions or payment to holders of any equity securities ranking senior to such series of preferred stock, before any distribution or payment shall be made to the holders of common stock, or any other class or series of our capital stock ranking junior to a series of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of such series of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
     If liquidating distributions have been made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. After the holders of each series of preferred stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets.
Voting Rights
     Holders of preferred stock may have voting rights as are set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.
     Unless otherwise indicated in the prospectus supplement, if we issue full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. The voting power of that series will depend on the number of shares in that series of preferred stock and not on the aggregate liquidation preference or initial offering price of the shares of that series. Unless otherwise indicated in a prospectus supplement, holders of our preferred stock do not vote on matters submitted for a vote of our common shareholders.
     Any series of preferred stock may provide that, so long as any shares of such series remain outstanding, the holders of such series may vote as a separate class on certain specified matters, which may include changes in our capitalization, amendments to our second amended and restated certificate of incorporation, our amended and restated bylaws and mergers and dispositions. The foregoing voting provisions may not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.
     The provisions of a series of preferred stock may provide for additional rights, remedies, and privileges if dividends on such series are in arrears for specified periods, which rights and privileges will be described in the applicable prospectus supplement.
Conversion Rights
     The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into common stock will be set forth in the prospectus supplement relating thereto. Such terms will include the number of shares of common stock or any other series of preferred stock or other securities or property into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.
Permanent Global Preferred Securities
     A series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement. For most series of preferred stock, the depositary will be The Depository Trust Company. A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for preferred stock in individually certificated form. Any additional terms of the depositary arrangement with respect to any series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of preferred stock may be described in the related prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
     We may issue, from time to time, debt securities in one or more series that will consist of either our senior debt or our subordinated debt under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (before any supplements) by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
     The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. Forms of the senior indenture (as discussed herein) and the subordinated indenture (as discussed herein) have been filed as exhibits to the registration statement of which this prospectus is a part.
General
     The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a senior indenture and a subordinated indenture), in each case between us and a trustee. Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.
     Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series. The indentures provide that we may issue debt securities in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
     The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:
•	the title of such debt securities and whether such debt securities are senior securities or subordinated securities and the terms of any such subordination;

•	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•	the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into common stock or preferred stock, or the method by which any such portion shall be determined;

•	the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•	the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

•	the date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at our option, if we have such an option;

•	our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•	if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

•	any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

•	any provisions for collateral security for repayment of such debt securities;

•	whether such debt securities will be issued in certificated and/or book-entry form;

•	whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity, and the terms and conditions of any acceleration;

•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;

•	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•	the terms, if any, upon which such debt securities may be convertible into our common stock or preferred stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

•	if convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which such debt securities are convertible;

•	whether and under what circumstances we will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

•	any other material terms of such debt securities.
     The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement. The applicable prospectus supplement will set forth material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
     The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.
Senior Debt Securities
     Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other senior unsecured and unsubordinated debt.
Subordinated Debt Securities
     Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.
Merger, Consolidation or Sale
     The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:
•	either we shall be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•	immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of one of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.
Covenants
     The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.
Events of Default, Notice and Waiver
     Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to include (with grace and cure periods):
•	default in the payment of any installment of interest on any debt security of such series;

•	default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity or upon any redemption, by declaration or otherwise;

•	default in making any required sinking fund payment for any debt security of such series;

•	default in the performance or breach of any other covenant or warranty of the Company contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

•	default in the payment of specified amounts of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any of our significant subsidiaries or their property; and

•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue series of debt securities.
     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. Unless otherwise indicated in the applicable prospectus supplement, if an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:
•	we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.
     If an event of default relating to events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
     Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:
•	in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.
     Each trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.
     Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation. In addition, no common stock or any other capital stock event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.
     Each indenture provides that in case an event of default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.
     Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.
Modification of the Indenture
     Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series; and

•	evidence and provide for the acceptance of appointment by a successor trustee.
     It is anticipated that modifications and amendments of an indenture may be made by us and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture that are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:
•	change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

•	reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the time or place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	reduce any amount payable on redemption;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

•	reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.
     A record date may be set for any act of the holders with respect to consenting to any amendment. The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in such indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.
     A prospectus supplement may set forth modifications or additions to these provisions with respect to a particular series of debt securities.
Conversion or Exchange Rights
     A prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities. These terms will also include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. Such provisions will also include the conversion or exchange price (or manner or calculation thereof), the conversion or exchange period, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.
Registered Global Securities
     We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
     Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
     The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

     The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
     So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.
     Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
     We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
     We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, the trustee or any other agent of the Company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
     We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
     If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

     We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear System and Clearstream Bank Luxembourg, Societe Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the position of the series represented by a bearer global security.
Discharge, Defeasance and Covenant Defeasance
     We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated debt securities will be expressly subject to the discharge and defeasance provisions of the indenture.
     We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.
     Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:
•	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.
     Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Redemption of Securities
     Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.
     From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notices
     Holders of our debt securities will receive notices by mail at their addresses as they appear in the security register.
Title
     We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.
Governing Law
     New York law will govern the indentures and the debt securities, without regard to its conflicts of law principles.
Concerning the Trustee
     Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.
     Each indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
PLAN OF DISTRIBUTION
     We may sell the securities to one or more underwriters for public offering and sale by them, through agents or dealers, directly to purchasers or through a combination of any of the methods of sale. Any underwriter, agent or dealer involved in the offer and sale of the securities will be named in the applicable prospectus supplement. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
     We may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts, concessions and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.
     If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us. Contracts will not be subject to any conditions except (1) the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (2) if the securities are being sold to underwriters, we will have sold to them the total principal amount of the securities less the principal amount of the securities covered by contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.
     Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder purchase rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder purchase rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder purchase rights, the stockholder purchase rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder purchase rights, including:
•	whether common stock for those securities will be offered under the stockholder purchase rights;

•	the number of those securities or warrants that will be offered under the stockholder purchase rights;

•	the period during which and the price at which the stockholder purchase rights will be exercisable;

•	the number of stockholder purchase rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the stockholder purchase rights, and

•	any other material terms of the stockholder purchase rights.
     The securities also may be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act.
     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).
     Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.
     To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions, if commenced, may be discontinued by the underwriters at any time.
     During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distributing from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.
     Some of the underwriters and their affiliates may engage in transactions with or perform services for us in the ordinary course of business.
LEGAL MATTERS
     Certain legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Waller Lansden Dortch & Davis, PLLC. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.
EXPERTS
     The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. For a more complete description of these contracts, agreements or other documents, you should carefully read the exhibits to the registration statement and the documents that we reference under the caption “Incorporation of Certain Documents by Reference.”
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at the SEC’s web site at http://www.sec.gov.
     We make available free of charge through our web site, which you can find at http://www.capstoneturbine.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We are incorporating by reference information we file with the SEC, which means:
•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file later with the SEC automatically will update and supersede information contained in this prospectus.
     We are incorporating by reference the following documents, which we have previously filed with the SEC:
     (a) our Annual Report on Form 10-K for the fiscal year ended March 31, 2005, filed with the SEC on June 29, 2005;
     (b) our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, filed with the SEC on August 9, 2005;
     (c) our Current Reports on Form 8-K, filed with the SEC on August 10, 2005, July 12, 2005, July 8, 2005 and July 6, 2005;
     (d) our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 4, 2005; and
     (e) any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all offerings of any securities registered hereby are completed; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.
     Any statement contained in this prospectus or any prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You can obtain copies of the documents incorporated by reference in this prospectus but not delivered with this prospectus without charge through our web site (http://www.capstoneturbine.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC, or by requesting them in writing or by telephone at the following address:
 Capstone Turbine Corporation
 21211 Nordhoff Street
 Chatsworth, California 91311
 Attention: Walter J. McBride
 Executive Vice President, Chief Financial Officer and Secretary
(818) 734-5300

CAPSTONE TURBINE CORPORATION
Shares
Warrants to Purchase            Shares

PROSPECTUS SUPPLEMENT
September    , 2008

Wachovia Securities